Exhibit 10.1
Execution Version
CREDIT AGREEMENT
dated as of
February 15, 2022
among
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY,
The Lenders Party Hereto,
CITIZENS BANK, N.A.,
as Administrative Agent,
CITIZENS CAPITAL MARKETS, INC.,
as Bookrunner and Lead Arranger
and
JPMORGAN CHASE BANK, N.A.,
ROYAL BANK OF CANADA, and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers

i

ii

SCHEDULES:
Schedule 2.01 – Commitments
Schedule 3.07 – Borrower’s Subsidiaries
Schedule 6.01 -- Existing Debt
Schedule 6.02 -- Existing Liens

EXHIBITS:
Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Borrowing Notice
Exhibit C -- Form of Term Promissory Note
Exhibit D-1 -- Form of U.S. Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2 -- Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-3 -- Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-4 -- Form of U.S. Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E -- Form of Compliance Certificate
iii

CREDIT AGREEMENT dated as of February 15, 2022, among AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation (the “Borrower”), the LENDERS party hereto, and CITIZENS BANK, N.A., in its capacity as administrative agent for the Lenders hereunder (the “Administrative Agent”).
The parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted Consolidated Debt” means, as of any date, Debt (of the type described in any or all of clauses (a), (b), (c), (d), (g) and (h) of the definition of “Debt”, but, as to clause (h), only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable and not contingent) of the Borrower and its Subsidiaries on a Consolidated basis, other than (i) Debt evidenced by Trust Securities Notes, but only to the extent that the aggregate unpaid principal balance of such Trust Securities Notes on such date does not exceed an amount equal to fifteen percent (15%) of Total Capitalization on such date (for the sake of clarity, with any portion of Debt evidenced by Trust Securities Notes that exceeds an amount equal to fifteen percent (15%) of Total Capitalization on such date being included in Debt for the purposes of this definition) and (ii) Subordinated Debt other than any Debt evidenced by Trust Securities Notes.
“Administrative Agent” has the meaning specified in the introductory paragraph of this Agreement.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 9.01(f).
“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% per annum and (c) Term SOFR in effect on such day for a one-month Interest Period plus 1.00% per annum, provided that the Alternate Base Rate shall at no time be less than the Floor. If the Administrative Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Rate or Term SOFR for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, as applicable, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Insurance Code” means, as to any Insurance Subsidiary, the insurance code or other statute of the state where such Insurance Subsidiary is domiciled or the insurance code or other statute of any foreign state where an Insurance subsidiary is doing insurance business, in each case, to the extent applicable to such Insurance Subsidiary in such state, and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Applicable Insurance Code shall be construed to also refer to successor sections.
“Applicable Insurance Regulatory Authority” means, when used with respect to any Insurance Subsidiary or Reinsurance Affiliate, the insurance department or similar administrative authority or agency located in the state in which such Insurance Subsidiary or Reinsurance Affiliate is domiciled.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.17 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day, with respect to any ABR Loan or SOFR Loan payable hereunder, as the case may be, (i) commencing on the Effective Date until the date that a compliance certificate is delivered to the Administrative Agent pursuant to Section 5.01(c), the applicable rate per annum set forth below for Level II Status, and (ii) at any date thereafter, subject to the last paragraph of this definition, the applicable rate per annum set forth below under the caption “ABR Spread” or “SOFR Spread”, as the case may be, based upon the S&P Rating applicable on such date to the Index Debt:

Index Debt Ratings:	ABR Spread	SOFR Spread
Level I Status	0.250%	1.250%
Level II Status	0.500%	1.500%
Level III Status	0.750%	1.750%
Level IV Status	1.000%	2.000%
For the purposes of this definition:
“Level I Status” exists at any date if, on such date, the Borrower’s S&P Rating is BBB or better.

“Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower’s S&P Rating is BBB-.
“Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower’s S&P Rating is BB+.
“Level IV Status” exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, or Level III Status.
“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Index Debt.
“Status” means Level I Status, Level II Status, Level III Status, or Level IV Status.
For purposes of the foregoing, (i) if S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then S&P shall be deemed to have established a rating in Level IV, and (ii) if the ratings established or deemed to have been established by S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P), such change shall be effective as of the date on which it is first announced by S&P, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.02 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P shall change, or if S&P shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from S&P and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Other Term Loans shall be the applicable percentages per annum set forth in the relevant Incremental Assumption Agreement.
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.
“Availability Period” means the period from and including the Effective Date to and including the day that is six (6) months after the Effective Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(a). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)Daily Simple SOFR; or
(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;
provided, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.18 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.18.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Best” means A.M. Best Company, Inc. and its successors and assigns or, if it shall be dissolved or shall no longer assign ratings to insurance companies, then any other nationally recognized insurance statistical rating agency designated by the Administrative Agent.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning specified in the introductory paragraph of this Agreement.
“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Lease Obligations” of any Person means, subject to Section 1.04, obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required under GAAP to be classified and accounted for as capital or finance leases on a balance sheet of such Person. Subject to Section 1.04, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof; (b) investments in deposit accounts; (c) investments in demand deposits, overnight bank deposits, time deposits, eurodollar time deposits, certificates of deposit, money market deposits or bankers’ acceptances maturing within 365 days of the date of acquisition thereof issued by any Lender or a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the foreign currency equivalent thereof) and (x) whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Exchange Act) or (y) the short term commercial paper of such bank or trust company or their respective parent companies is rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, or any money market fund sponsored by a registered broker dealer or mutual fund distributor; (d) repurchase obligations for underlying securities of the types described in clauses (a) through (c) above entered into with a Lender or a bank meeting the qualifications described in clause (c) above; (e) investments in commercial paper maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the times as of which any investment therein is made of “P-2” (or higher) by Moody’s or “A-2” (or higher) by S&P; (f) investments in securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof; (g) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from S&P or A2 or better from Moody’s; (h)  instruments equivalent to those referred to in clauses (a) through (g) above denominated in euros or any foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Material Subsidiary organized in such jurisdiction; (i) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (c) of this definition; (j) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (a) through (i) of this definition and (k) money market funds that (i) comply with the criteria set forth in Rule 2A-7 of the Investment Borrower Act of 1940, as amended and (ii) are rated at the time of acquisition thereof “AA-” or the equivalent by a nationally recognized statistical rating organization.
“Ceded Reinsurance” means risk that is ceded (whether by co-insurance, reinsurance or equivalent relationship otherwise named) by any Insurance Subsidiary or Reinsurance Subsidiary to any other Person (other than to another Insurance Subsidiary, Reinsurance Affiliate or other Affiliate of the Borrower), other than Surplus Relief Reinsurance, yearly renewable term (YRT), excess of loss, stop loss, other non-proportional reinsurance, facultative, assumed, and similar reinsurance or risk transfer arrangements.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Control” means the occurrence of any of the following:
(a)    at any time that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this definition such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower; or
(b)    the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower (in the case of each of the foregoing, other than a merger or consolidation not prohibited under the provisions of Section 6.03), or the sale of all or substantially all the assets of the Borrower and its subsidiaries (determined on a consolidated basis) to another Person (other than a sale of all or substantially all the assets not prohibited under the provisions of Section 6.03), other than a merger or consolidation transaction in which holders of Equity Interests representing 100% of the ordinary voting power represented by the Equity Interests in the Borrower immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the ordinary voting power represented by the Equity Interests in the surviving Person in such merger or consolidation transaction issued and outstanding immediately after such transaction and in substantially the same proportion as before the transaction.
“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning specified in Section 9.13.
“Class”, when used in reference to any Loan or Borrowing, refers to Term Loans or Loans under any Incremental Facility and when used in reference to any Commitment, refers to Term Commitments or Commitments under any Incremental Facility.
“CMOs” means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, as to any Lender, the Term Commitment of such Lender and any commitment under any Incremental Facility.
“Communications” has the meaning specified in Section 9.01(f).
“Conforming Changes” means, with respect to either the use or administration of the Benchmark, or any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, the definition of “Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.10, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate in connection with the use or administration of the Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
“Consolidated” means the Borrower and its Subsidiaries, taken as a whole in accordance with GAAP.
“Consolidated Assets” means, as at the date of any determination, the total assets of the Borrower and its Subsidiaries as of such date calculated in accordance with GAAP and determined on a Consolidated basis.
“Consolidated Net Worth” means, as at any date of determination, the total shareholders’ equity of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP; provided that, in determining such Consolidated Net Worth, there shall be excluded (i) any “Accumulated Other Comprehensive Income” and “Accumulated Other Comprehensive Loss”, in each case shown on the consolidated balance sheet of the Borrower and its Subsidiaries calculated in accordance with GAAP and determined on a Consolidated basis, and (ii) the effects of FAS 133 adjustments for derivatives and embedded derivatives. Notwithstanding anything in this Agreement to the contrary, the term “Consolidated Net Worth” shall not include indebtedness, obligations or other liabilities to the extent that it has been defeased (whether by covenant or legal defeasance), satisfied and discharged, redeemed, cash collateralized or otherwise held in escrow in connection with the offering or issuance of such indebtedness, obligations or other liabilities or otherwise in connection with any other transaction (including any acquisition) (or that would constitute indebtedness, obligations or liabilities prior to such defeasance, satisfaction and discharge, redemption, cash collateralization, or deposit into escrow) in accordance with the terms of the documents governing such indebtedness, obligations or other liabilities.
“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Controlling” and “Controlled” have meanings correlative thereto.
“Credit Documents” means this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each promissory note, if any, delivered pursuant to Section 2.07(e) and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Subsidiary Guarantee.
“Current Redeemable Equity” means any preferred stock or other Equity Interests, which in either case, is subject to mandatory redemption (other than for preferred stock or other Equity Interests that are not otherwise Current Redeemable Equity, and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans that are accrued and payable) at any time prior to the date that is 90 days after the Latest Maturity Date (as it exists on the date of issuance of such preferred stock or other Equity Interests).
“Daily Simple SOFR” means, for any day, a rate per annum equal to the greater of (a) the sum of (i) SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then, in consultation with the Borrower, the Administrative Agent may establish another convention in its reasonable discretion plus (ii) the related Benchmark Replacement Adjustment, and (b) the Floor.

“Debt” of any Person means, without duplication:
(a)    all obligations of such Person for borrowed money,
(b)    all obligations of such Person evidenced by bonds, debentures, notes (with respect to the Borrower, including the Trust Securities Notes) or similar instruments,
(c)    all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(d)    all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable, trade payables and other accrued liabilities incurred in the ordinary course of business, deferred revenues, deferred compensation arrangements, purchase price adjustments and earn-out obligations, obligations arising under ERISA, other similar accrued obligations (including transfer pricing), and royalty payments),
(e)    all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed (provided that with respect to Debt that is nonrecourse to the credit of such Person, such Debt shall be taken into account only to the extent of the lesser of the fair market value of the asset(s) subject to such Lien and the amount of Debt secured by such Lien),
(f)    all Guarantees by such Person of Debt of others described in clauses (a) through (d) above and (g) through (k).
(g)    all Capital Lease Obligations of such Person,
(h)    all unpaid obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than cash collateralized letters of credit to secure the performance of workers’ compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, obtained in the ordinary course of business),
(i)    Current Redeemable Equity,
(j)    all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and
(k)     solely for purposes of Section 6.01 and the definition of “Material Debt”, obligations in respect of Hedging Agreements.
The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor pursuant to law or judicial holding as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that contractual provisions binding on the holder of such Debt provide that such Person is not liable therefor; provided, that Debt shall not include (i) obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar policies or products underwritten or assumed by, or Reinsurance Agreements or Retrocession Agreements entered into by, an Insurance Subsidiary or a Reinsurance Subsidiary, (ii) obligations with respect to Surplus Relief Reinsurance ceded by an Insurance

Subsidiary or a Reinsurance Subsidiary, (iii) obligations of such Person to purchase securities that arise out of or in connection with the sale of the same or substantially similar securities or to return collateral consisting of securities arising out of or in connection with the loan of the same or substantially similar securities, (iv) unspent cash deposits or securities held in escrow by or in favor of such Person, or in a segregated deposit or securities account, as applicable, controlled by such Person, in each case in the ordinary course of business to secure the performance obligations of, or damages owing from, one or more third parties, (v) any indebtedness under any overdraft or other cash management facilities so long as any such indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (vi) except as provided in clause (g) above, subject to Section 1.04, any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, (vii) any liability for federal, state, local or other taxes not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP, (viii) any customer deposits or advance payments received in the ordinary course of business, (ix) the following obligations issued or undertaken in connection with a Statutory Reserve Financing: (A) Surplus Notes or other obligations of any Special Purpose Subsidiary of the Borrower (“Reserve Financing Notes”), (B) any securities backed by such Reserve Financing Notes by an entity formed in connection with a Statutory Reserve Financing, (C) letters of credit issued for the account of any Special Purpose Subsidiary of the Borrower, (D) reimbursement obligations of any Special Purpose Subsidiary, (E) any guarantees by the Borrower of the obligations described in (A), (B), (C) or (D) above, (F) reimbursement obligations of the Borrower or (G) capital maintenance or similar obligations of the Borrower in favor of any Special Purpose Subsidiary, (x) Trust Securities and any obligations in respect thereof (other than Trust Securities Notes), and (xi) letters of credit and other obligations in each case in connection with reinsurance agreements. The “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time will be the maximum aggregate amount (after giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. The term “Debt” shall not include indebtedness, obligations or other liabilities to the extent that it has been defeased (whether by covenant or legal defeasance), satisfied and discharged, redeemed, cash collateralized or otherwise held in escrow in connection with the offering or issuance of such indebtedness, obligations or other liabilities or otherwise in connection with any other transaction (including any acquisition) (or that would constitute indebtedness, obligations or liabilities prior to such defeasance, satisfaction and discharge, redemption, cash collateralization, or deposit into escrow) in accordance with the terms of the documents governing such indebtedness, obligations or other liabilities.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within three Business Days of the date such Loans were required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three Business Days after request by the Administrative Agent, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons, whether pursuant to a “plan of division” or similar arrangement pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under the laws of any other applicable jurisdiction and pursuant to which the Dividing Person may or may not survive.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Effective Date Trust Preferred Securities” means, as of the Effective Date, preferred securities issued by American Equity Capital Trust II.
“Electronic System” means any electronic system, including email, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or the effects of the environment on health and safety.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) any Equity Rights in such Person; provided that any convertible securities issued by the Borrower shall be deemed not to be Equity Interests prior to their conversion to shares of common stock of the Borrower.
“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means (a) any entity, whether or not incorporated, that is under common control with the Borrower or its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA; (b) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which the Borrower or any of its Subsidiaries is a member; (c) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Borrower or any of its Subsidiaries is a member; and (d) with respect to the Borrower or its Subsidiaries for purposes of Section 412 of the Code and Section 302 of ERISA any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which the Borrower or any of its Subsidiaries, any corporation described in clause (b) above or any trade or business described in clause (c) above is a member.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (e) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f)(i) of the Code; (f) the conditions exist for the imposition of a lien under Section 303(k) of ERISA; (g) a Plan is considered an “at risk” plan within the meaning of Section 430(i)(4) of the Code or Section 303 of ERISA; (h) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan; (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered status or critical status within the meaning of Section 305 of ERISA; (j) the failure by the Borrower, its Subsidiaries or their ERISA Affiliates to make any (i) “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA) to any Plan, whether or not waived or (ii) required contribution to a Multiemployer Plan; or (k) the withdrawal by the Borrower, its Subsidiaries or any of their respective ERISA Affiliates from any Plan with two or more contributing sponsors or the termination of any such Plan resulting in liability to the Borrower, its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA.
“Erroneous Payment” has the meaning assigned to such term in Section 8.02.
“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.02.
“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 8.02.
“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.02.
“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.02.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (c) any FSHCO, (d) any Subsidiary which is not a Material Subsidiary, (e) any Insurance Subsidiary, any Reinsurance Subsidiary, any Special Purpose Subsidiary, any Fund, and any Subsidiary of an Insurance Subsidiary, a Reinsurance Subsidiary, a Special Purpose Subsidiary or a Fund, (f) any Subsidiary that is not permitted by law or regulation to guarantee the obligations of the Borrower under the Credit Documents or that would be required to obtain governmental (including regulatory) consent, approval, license or authorization to guarantee such obligations (unless such consent, approval, license or authorization has been received), (g) any captive insurance company or not-for-profit entity, (h) any Subsidiary to the extent that the Borrower reasonably determines that the cost of providing a guarantee (including any adverse tax consequence) is excessive in relation to the value afforded thereby, and (i) any Subsidiary to the extent a guarantee by such Subsidiary is prohibited or restricted by contract, including pursuant to any joint venture or similar agreement (so long as either (x) such contract is in existence on the Effective Date or (y) such contract is in existence at the time of acquisition or formation of such Subsidiary or joint venture arrangement and the prohibition or restriction in such contract is not entered into in contemplation thereof).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment (or, in the case of a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan), in each case, other than pursuant to an assignment request by the Borrower under Section 2.16(b), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f), (d) any U.S. federal withholding Taxes imposed under FATCA and (e) any U.S. federal backup withholding Taxes under Section 3406 of the Code.
“Facility” means the Term Commitments and the Term Loans made thereunder and any Incremental Facility.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or other official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement (and any related legislation, rules or official administrative practices) implementing the foregoing.
“Federal Funds Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Officer” means any of the chief financial officer, treasurer, controller, or any vice president of the Borrower.
“Fiscal Quarter” means a fiscal quarter of the Borrower.
“Fiscal Year” means a fiscal year of the Borrower.
“Floor” means a percentage equal to 0.00% per annum.
“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FSHCO” means any Domestic Subsidiary that, directly or through one or more disregarded entities, has no material assets other than Equity Interests (including any debt treated as equity for U.S. federal income tax purposes) in one or more Foreign Subsidiaries that are CFCs or other FSHCOs.
“Fund” means (a) each multi-strategy fund, credit fund, equity fund, hedge fund, real estate fund, collateralized loan obligation, managed accounts, investment fund, real estate investment trust, business development company, private equity fund, registered investment company, open-end or closed-end fund, investment trust, undertaking for collective investment in transferable securities, any other investment vehicle, and (b) any subsidiary or portfolio company of any of the foregoing set forth in clause (a), in each case of clauses (a) and (b), managed (or for which investment advisory, tax credit investment, or other asset management services are provided), directly or indirectly, by the Borrower or any of its Subsidiaries or Affiliates or any of its or their investment advisors.
“Funding Agreement” means any agreement for a Special Purpose Subsidiary, Insurance Subsidiary or Reinsurance Subsidiary to accept and accumulate funds and to make one or more payments at future dates in amounts that are not based on mortality or morbidity contingencies of the Person to whom such agreement is issued.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state, local or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (d) otherwise to assure the owner of such Debt of payment thereof; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as toxic, hazardous, a contaminant, a pollutant or words of similar import pursuant to any Environmental Law.
“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Hedging Agreement, and (c) any Permitted Bond Hedge.
“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and each Incremental Term Lender and/or Incremental Revolving Lender, if applicable, party thereto.
“Incremental Facilities” has the meaning assigned to such term in Section 2.06(d)(A).
“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.06(d)(A).
“Incremental Revolving Increase” has the meaning assigned to such term in Section 2.06(d)(A).
“Incremental Revolving Lender” means a Lender with a commitment under an Incremental Revolving Facility or an Incremental Revolving Increase or an outstanding Loan under an Incremental Revolving Facility or an Incremental Revolving Increase.
“Incremental Term Facility” has the meaning assigned to such term in Section 2.06(d)(A).
“Incremental Term Increase” has the meaning assigned to such term in Section 2.06(d)(A).
“Incremental Term Lender” means a Lender with a commitment under an Incremental Term Facility or an Incremental Term Increase or an outstanding Loan under an Incremental Term Facility or an Incremental Term Increase.
“Incremental Term Loan Repayment Date” means each date regularly scheduled for the payment of principal of any Incremental Term Facility, as set forth in the applicable Incremental Assumption Agreement.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Subsidiary Guarantor (if any) under this Agreement or any other Credit Document, and (b) Other Taxes.
“Index Debt” means senior, unsecured, long-term debt of the Borrower without third-party credit enhancement.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or (d) the Borrower or its Affiliates.
“Initial Incremental Revolving Facility” has the meaning assigned to such term in Section 2.06(d)(A).
“Insurance Subsidiary” means a Subsidiary that is a regulated insurance company; provided that no Reinsurance OpCo shall be an Insurance Subsidiary for purposes of this Agreement or any other Credit Document. As of the date of this Agreement, American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company constitute the Insurance Subsidiaries.
“Interest Election Request” means a request by the Borrower to convert or continue a Term Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date of the Facility under which such SOFR Loan was made.
“Interest Period” means with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to 2.18(d) shall be available for election. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRS” means the United States Internal Revenue Service.
“Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments, the latest Term Maturity Date applicable to any such Loans or Commitments hereunder at such time, in each case as extended in accordance with this Agreement from time to time.
“Lead Arranger” means Citizens Bank, N.A., in its capacity as lead arranger and bookrunner.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.06(d), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“License” has the meaning set forth in Section 3.05.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan” means a Term Loan or a Loan under any Incremental Facility.
“Majority Facility Lenders” means with respect to any Facility, the Lenders who collectively hold more than 50% of the aggregate unpaid principal amount of the Term Loans or Commitments, as the case may be, then outstanding under the Facility. For purposes of calculating the "Majority Facility Lenders", the Term Loans and Commitments of any Defaulting Lender shall be deemed to be zero.
“Margin Stock” shall have the meaning provided in Regulation U of the Board.
“Material Adverse Effect” means a material adverse effect on (a) the business, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its payment obligations under any Credit Document or (c) the material rights of or remedies of the Administrative Agent or any Lender under, or the validity or enforceability of, any Credit Document.
“Material Debt” means Debt (other than obligations in respect of the Loans and intercompany Debt) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries (other than Reinsurance Subsidiaries) in an aggregate principal amount exceeding $150,000,000.
“Material Insurance Subsidiary” means a Material Subsidiary that is also an Insurance Subsidiary. As of the date of this Agreement, American Equity Investment Life Insurance Company constitutes the only Material Insurance Subsidiary.
“Material Subsidiary” means a Subsidiary that has more than 10% of the Consolidated Assets of the Borrower and its Subsidiaries at such time or that accounts for more than 10% of the Consolidated revenues of the Borrower and its Subsidiaries at such time, in each instance determined in accordance with GAAP.
“Maximum Rate” has the meaning set forth in Section 9.13.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“NAIC” means the National Association of Insurance Commissioners and any successor thereto.
“NAIC Approved Bank” means a bank listed on the most current “Bank List” of banks approved by the NAIC.

“NAIC Rules” means the rules and regulations of the NAIC.
“Non-Recourse Debt” means with respect to any Person, Debt if, but only if:
(a)    (i) such Person (A) provides no credit support of any kind for the payment of such Debt (including any undertaking, agreement or instrument that would constitute Debt) and (B) is not directly or indirectly liable as a guarantor or otherwise for such Debt; and (ii) no default with respect to such Debt would permit upon notice, lapse of time or both any holder of any other Debt (other than the Loans) of such Person to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity;
(b)    such Debt (i) relates solely to (A) such Person’s warehousing of loans for the issuance of commercial mortgage-backed securities or (B) such Person’s purchase or warehousing of real property, and (ii) is non-recourse as to all of the assets of such Person except for such securitized, warehoused, financed or purchased loans or real property securing such Debt; or
(c)    such Debt is of a variable interest entity (as defined in FASB ASC 810) with respect to such Person and is recourse only to the credit or assets of such variable interest entity.
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced this Agreement or any other Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.16(b)).
“Other Term Loans” has the meaning assigned to such term in Section 2.06(d)(A).
“Participant” has the meaning assigned to such term in Section 9.04.
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Payment Recipient” has the meaning assigned to such term in Section 8.02.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.
“Permitted Bond Hedge” means any net-settled call options or capped call options referencing the Borrower’s common stock purchased by the Borrower in connection with the issuance of convertible or exchangeable debt securities by the Borrower to hedge the Borrower’s obligations to deliver common stock under such Debt, which call options are either “capped” or are purchased concurrently with the sale by the Borrower of a call option or options in respect of its common stock, in either case on terms that are customary for “call spread” transactions entered in connection with the issuance of convertible or exchangeable debt securities.
“Permitted Liens” means:
(a)    Liens imposed by law for taxes, assessments or other governmental charges that are not past due for more than 30 days, are being contested in compliance with Section 5.05, or for which the failure to pay would not reasonably be expected to result in a Material Adverse Effect;
(b)    Liens of landlords, carriers, contractors, laborers, warehousemen, workmen, mechanics, materialmen, processors, repairmen, and suppliers, and other like Liens, arising in the ordinary course of business, and Liens of landlords securing obligations to pay lease payments;
(c)    (i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation laws, unemployment, general insurance and other insurance laws and old age pensions and other social security, retirement benefits or similar laws or regulations (including deposits made in the ordinary course of business to cash collateralize letters of credit described in the parenthetical in clause (h) of the definition of “Debt”) and (ii) letters of credit securing obligations to insurers, and collateral consisting of cash or Cash Equivalents securing letters of credit issued in respect of obligations to insurers;
(d)    deposits to secure the performance of bids, tenders, contracts (other than for the payment of Debt) or leases of the Borrower or a Subsidiary, or deposits to secure public, regulatory or statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and Liens imposed by statutory or common law relating to banker’s liens or rights of setoff or similar rights relating to deposit accounts, in each case in the ordinary course of business;
(e)    Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures or accounts, modified coinsurance procedures and accounts, and similar deposits, arrangements, or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or reinsurance agreements entered into by, the Borrower, any Insurance Subsidiary, any Reinsurance Affiliate, or any other Subsidiary;
(f)    Liens in favor of, and pledges, deposits, letters of credit and similar arrangements with, Applicable Insurance Regulatory Authorities in the ordinary course of business;
(g)    Liens on insurance policies and proceeds of insurance policies (including rebates of premiums) securing Debt of the Borrower or any of its Subsidiaries to finance the payment of premiums on the insurance policies subject to such Liens;
(h)    minor survey exceptions, encumbrances, ground leases, easements, zoning restrictions, rights-of-way, licenses, reservations, minor irregularities of title, rights of others for licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title) and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not in the aggregate materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;
(i)    purported Liens evidenced by the filing of Uniform Commercial Code financing statement filings;

(j)    Liens securing obligations under or in respect of Hedging Agreements;
(k)    banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a bank, depositary or other financial institution, whether arising by operation of law or pursuant to contract;
(l)    good faith deposits as security for contested taxes or contested import customs duties or for the payment of rent or other obligations of a like nature, in each case incurred in the ordinary course of business;
(m)    any interest or title of a lessor under any operating lease; and
(n)    Liens on assets securing obligations under, or Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures or accounts, modified coinsurance procedures and accounts, and similar deposits, arrangements or agreements established with respect to, insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or reinsurance agreements entered into by, the Borrower, any Insurance Subsidiary, any Reinsurance Affiliate, or any other Subsidiary.
“Permitted Repo and Securities Lending Agreements” means any Debt (i) that is owing by a Person considered to be a “Variable Interest Entity” under FASB ASC 810 the obligations of which are consolidated on the balance sheet of the Borrower and its Subsidiaries solely as a result of the Borrower and/or one or more of its Subsidiaries being deemed the primary beneficiary of such Person under FASB ASC 810, (ii) incurred in the ordinary course of business to fund its short term liquidity requirements, (iii) incurred in the ordinary course of business pursuant to an agreement under which assets that are ineligible to be pledged to secure Debt or a Hedging Agreement not prohibited hereby are transferred to a third-party in exchange for either (x) assets or (y) funds, the proceeds of which are used to acquire assets, that in either case are eligible to be pledged to secure such Debt or Hedging Agreement or (iv) to the extent not described in the foregoing clauses (i), (ii) or (iii), in an aggregate outstanding principal amount not exceeding 5.0% of the Consolidated Assets of the Borrower and its Subsidiaries at any time.
“Permitted Swap Obligations” means all obligations of the Borrower or any of its Subsidiaries existing or arising under Hedging Agreements; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited under this Agreement, and not for purposes of speculation or taking a “market view.”
“Permitted Transactions” means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or Cash Equivalents, (e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or non-approval), and (f)

transactions in which a federal home loan mortgage bank (a “FHLMB”) makes loans to an Insurance Subsidiary, a Reinsurance Affiliate, or any of their respective Subsidiaries in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (except a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and (i) in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 400l(a)(13) of ERISA or (ii) which is or was at any time within the preceding five years, sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower or any of its respective ERISA Affiliates or (iii) with respect to which the Borrower or any of its respective ERISA Affiliates could have any liability.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Citizens Bank, N.A. or its parent company (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public-Sider” means a Lender that has advised the Administrative Agent and the Borrower that it does not wish to receive material non-public information with respect to the Borrower or any of its Subsidiaries.
“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender.
“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other indebtedness in exchange or replacement for or to consolidate, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
“Register” has the meaning assigned to such term in Section 9.04.
“Regulations T, U and X” means Regulations T, U and X, respectively, of the Board of Governors of the Federal Reserve System, in each case as in effect from time to time.
“Reinsurance Affiliates” means, collectively, Affliates of the Borrower that are Reinsurance Holding Companies or Reinsurance OpCos, including each Reinsurance Subsidiary.
“Reinsurance Agreement” means any agreement, contract, treaty or other arrangement providing for Ceded Reinsurance by any Insurance Subsidiary, Reinsurance Subsidiary, or any Subsidiary of such Insurance Subsidiary or Reinsurance Subsidiary.
“Reinsurance Holding Companies” means any non-natural Person that does not hold a license to transact the business of insurance or reinsurance in any jurisdiction and that controls a Reinsurance OpCo. For purposes of this definition, “control” means the power to direct, or cause the direction, of the management or policies of a Person, whether through ownership of voting securities, by contract (other than a contract for the provision or non-management services), or otherwise.

“Reinsurance OpCo” means any non-natural Person that holds a license to transact the business of reinsurance and does not engage in the business of writing, issuing or delivering insurance policies on a direct basis.
“Reinsurance Subsidiaries” means, collectively, Subsidiaries that are Reinsurance Holding Companies or Reinsurance OpCos.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.
“Required Lenders” means, at any time, at least two Lenders who collectively hold more than 50% of the sum of the then outstanding principal amount of the Term Loans and the undrawn Commitments. For purposes of calculating the "Required Lenders", the Term Loans of any Defaulting Lender shall be deemed to be zero.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means any of the Chairman or Vice Chairman of the Board of Directors, the President, the Chief Executive Officer, Chief Financial Officer, the Chief Investment Officer, the Secretary, the Treasurer or the Controller, in each case of the Borrower.
“Restricted Payment” means, without duplication, (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower or (b) any payment (whether in cash, securities or other property) by the Borrower, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in the Borrower. Notwithstanding anything in this Agreement or in any other Credit Document to the contrary, payments, dividends, distributions, contributions, or any other transaction, in each case in respect of trust securities, pre-capitalized trust securities, or other similar arrangement, or any Debt issued in respect of or related to any of the foregoing, shall not constitute a Restricted Payment.
“Retrocession Agreement” means any agreement, contract, treaty or other arrangement (other than Surplus Relief Reinsurance) whereby any Insurance Subsidiary, Reinsurance Subsidiary or any Subsidiary of such Insurance Subsidiary or such Reinsurance Subsidiary cedes reinsurance to other insurers or reinsurers (other than to another Insurance Subsidiary, Reinsurance Subsidiary, or any Subsidiary of any of the foregoing).
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any country-wide or territory-wide Sanctions (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means, at any time (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned

Country or (c) any Person owned 50% or more or controlled by such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“SAP” means, with respect to any Insurance Subsidiary, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person from time to time, subject to the provisions of Section 1.04.
“S&P” means Standard & Poor’s Financial Services LLC and its successors and assigns or, if it shall be dissolved or shall no longer assign credit ratings to long term debt, then any other nationally recognized statistical rating agency designated by the Administrative Agent.
“SEC” means the United States Securities and Exchange Commission.
“SOFR” means a rate equal to the secured overnight financing rate as published by the SOFR Administrator on the website of the SOFR Administrator, currently at http//www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate.”
“Special Purpose Subsidiary” means any Material Subsidiary formed solely to issue Surplus Notes or other obligations in connection with a Statutory Reserve Financing or enter into reinsurance agreements or Retrocession Agreements in connection with a Statutory Reserve Financing or enter into ancillary obligations in respect of the foregoing.
“Statutory Reserve Financing” means a transaction or series of transactions entered into primarily for the purpose of financing a portion of the statutory reserves required to be held by an Insurance Subsidiary, where the proceeds or funding obligations provided by the financing counterparty or counterparties in such transaction or transactions are not expected, as of the date such transaction or transactions are entered into, to be used or applied to pay insurance or reinsurance liabilities reasonably projected to be payable as of the date such transaction or transactions are entered into.
“Statutory Statement” means, as to any Insurance Subsidiary, a statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and filed with the Applicable Insurance Regulatory Authority.

“Subordinated Debt” means any Debt of the Borrower (whether outstanding on the Effective Date or thereafter incurred) that is subordinated or junior in right of payment to the Loans pursuant to the terms of such debt. No Debt of the Borrower shall be deemed to be subordinated or junior in right of payment to any other Debt of the Borrower solely by virtue of Liens, guaranties, maturity or structural subordination.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership or other entity of which securities or other ownership interests (A) representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership voting interests or (B) otherwise having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are, as of such date, owned, controlled or held as of such date by the parent and/or one or more of its subsidiaries.
“Subsidiary” means any subsidiary of the Borrower; provided that no Fund shall be a Subsidiary for purposes of this Agreement or any other Credit Document; provided, further, that special purpose entities and trusts formed primarily to hold Funding Agreements and to issue funding agreement backed notes shall not be Subsidiaries for purposes of this Agreement or any other Credit Document.
“Subsidiary Guarantee” means a written guarantee agreement in a form reasonably agreed by the Administrative Agent and the Borrower from a Subsidiary of the Borrower guaranteeing payment of the obligations of the Borrower under the Credit Documents.
“Subsidiary Guarantor” means any Subsidiary which executes and delivers a Subsidiary Guarantee.
“Surplus Note” means a promissory note executed by a Special Purpose Subsidiary, Insurance Subsidiary or Reinsurance Subsidiary of the type generally described in the insurance industry as a “surplus note,” the principal amount of which an insurance regulator permits the issuer to record as an addition to capital and surplus rather than as a liability in accordance with SAP (to the extent SAP is applicable).
“Surplus Relief Reinsurance” means any transaction in which any Insurance Subsidiary or Reinsurance Subsidiary, or any Subsidiary of such Insurance Subsidiary or Reinsurance Subsidiary cedes risk relating to its annuity business under a reinsurance agreement that would be considered a “financing-type” reinsurance agreement as determined in accordance with GAAP.
“Tax Sharing Agreements” means each of (a) the Tax Allocation Agreement, dated December 30, 2021, among the Borrower and certain of its Subsidiaries (as supplemented by that certain AEL NY Tax Allocation Agreement Supplement, dated December 30, 2021), and (b) the Tax Allocation Agreement, dated April 11, 2011 among the Borrower and certain of its Subsidiaries (as modified pursuant to that certain Modification of Tax Allocation, dated December 30, 2021), in each case as in effect on the Effective Date or as thereafter amended in any manner or replaced or additional tax sharing agreement entered into, that, in each case, taken as a whole, is not more disadvantageous to the Lenders in any material respect than the two existing agreements described above as in effect on the Effective Date, it being understood that, any amendment the purpose of which is to add or remove Subsidiaries of the Borrower as parties to such agreement shall not be deemed to be more disadvantageous to the Lenders solely by virtue of adding or removing such Subsidiaries as parties.
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Term Loans, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Commitments is $300,000,000. Unless the context shall otherwise require, after the effectiveness of any Incremental Term Facility, the term “Term Loan Commitment” shall include such commitments under the Incremental Term Facility.
“Term Lender” means each Lender that has a Term Commitment or that holds Term Loans. Unless the context shall otherwise require, the term “Term Lenders” shall include Incremental Term Lenders.
“Term Loan” means a Loan made by the Lenders to the Borrower pursuant to Section 2.01(b) hereof. Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Facility.
“Term Maturity Date” means February 15, 2027.
“Term SOFR” means a rate per annum equal to the greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) Government Securities Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day plus (ii) the Term SOFR Adjustment, and (b) the Floor.
“Term SOFR Adjustment” means (a) with respect to an Interest Period of one month, 0.10%, (b) with respect to an Interest Period of three months, 0.15% and (c) with respect to an Interest Period of six months, 0.25%.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR published by the Term SOFR Administrator.
“Ticking Fee” has the meaning assigned to such term in Section 2.09(b).

“Total Capitalization” means, as of any date, the aggregate of, without duplication, (a) Debt of the Borrower on a Consolidated basis, of the type described in any or all of clauses (a), (b), (c), (d), (g) and (h) of the definition of Debt (but with respect to clause (h), only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable and not contingent on such date), and (b) Consolidated Net Worth, on such date.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof.
“Trust Securities” means, at any time, trust preferred securities, pre-capitalized securities, deferrable interest subordinated debt securities, mandatory convertible debt or other hybrid securities issued by one or more business trusts that are Affiliates of the Borrower (including Effective Date Trust Preferred Securities), to which trusts the Borrower has issued Trust Securities Notes.
“Trust Securities Notes” means (a) the unsecured notes issued by the Borrower to evidence loans made to the Borrower by the issuers of the Trust Securities from the proceeds of the sale of such Trust Securities under and pursuant to any of the Effective Date Trust Preferred Securities (as the same may be amended, restated, supplemented, refinanced, replaced, extended or otherwise modified from time to time) and (b) any subsequent unsecured notes issued by the Borrower to evidence loans made to the Borrower by the issuers of Trust Securities (as the same may be amended, restated, supplemented, refinanced, replaced, extended or otherwise modified from time to time).
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.14(f)(ii)(B)(3).
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.
“Wholly-Owned Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower, any Subsidiary Guarantor, the Administrative Agent and any other applicable withholding agent.
"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Term Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.    Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with, and all financial computations made pursuant to Sections 6.07 and 6.08 shall be made pursuant to, GAAP, SAP or the NAIC Rules, as applicable, in each case as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provisions hereof to eliminate the effect of any change occurring after the date hereof in GAAP, SAP or the NAIC Rules, as applicable, or in the application thereof on the operation of such provisions (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provisions hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, SAP or the NAIC Rules, as applicable, or the application thereof, then such provisions shall be interpreted on the basis of GAAP, SAP or the NAIC Rules, as applicable, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provisions amended in accordance herewith. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under accounting principles permitting a Person to value its financial liabilities or Debt at the fair value thereof.
Notwithstanding anything to the contrary in this Agreement or any other Credit Document, all calculations, ratios and computations with respect to leases existing as of the date hereof and entered into from time to time hereafter may, at the option of the Borrower, continue to be calculated, classified and accounted for in conformity with GAAP without giving effect to the implementation of FASB ASU No. 2016-02, Leases (Topic 842) or any other requirements to treat or recharacterize operating leases as capital leases or finance leases (on a prospective or retroactive basis or otherwise); provided however, that the Borrower may elect, with notice to Administrative Agent, to treat operating leases as capital leases or finance leases in accordance with GAAP as in effect from time to time and, upon such election, and upon any subsequent change to GAAP therefor, the parties will enter into negotiations in good faith in an effort to preserve the original intent of the financial covenants set forth herein.
SECTION 1.05.    Compliance with this Agreement. In the event that any Debt, Liens, reinsurance transaction, restricted payment, merger, dissolution, liquidation, consolidation, amalgamation or affiliate transaction, or any other transaction (or any portion of any of the foregoing) meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause (or multiple clauses) of Section 6.01, 6.02, 6.03, 6.04, 6.05 or 6.06, respectively, (or any clause or multiple clauses of any definition referenced in such Sections), then the Borrower, in its sole discretion, may classify or reclassify (or later divide, classify or reclassify) such transaction (or any portion thereof) and shall only be required to include the amount and type of such transaction in one of such clauses. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, any transaction consummated under Section 6.01, 6.02, 6.03, 6.04, 6.05 or 6.06 in reliance on a provision or basket that is based on a percentage of Consolidated Assets shall be calculated based on Consolidated Assets for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to the terms of this Agreement on or prior to the date of such transaction, and any subsequent reduction in Consolidated Assets shall not cause the Borrower or such transaction to be in violation of such provision or basket.
SECTION 1.06.    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the

Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.07.    Divisions. For all purposes under the Credit Documents, in connection with Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
The Credits
SECTION 2.01.    Commitments.
(a)    Term Loans. Subject to the terms and conditions set forth herein each Term Lender severally agrees to make advances in Dollars to the Borrower up to three (3) times during the Availability Period, in an amount not to exceed such Lender’s Commitments. Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed.

SECTION 2.02.    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.11, each Term Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Term Loan SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000. At the time that each Term Loan ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five Term Loan SOFR Borrowings outstanding, it being understood that such amount may be increased in connection with any Incremental Facility as provided in the applicable Incremental Assumption Agreement.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Term Maturity Date.
SECTION 2.03.    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a SOFR Borrowing, not later than 11:00 a.m., New York City time, three Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall be substantially in the form of Exhibit B (or any other form approved by the Administrative Agent and the Borrower) and shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;
(iv)    in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Funding of Borrowings.
(a)    Each Term Lender shall make the Term Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Term Lenders. The Administrative Agent will make such Term Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.05.    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. Subject to the requirements of Section 2.02(c), the Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and
(iv)    if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.06.    Termination and Reduction of Commitments; Incremental Commitments.
(a)    The Term Commitments shall automatically be ratably reduced by the amount of Term Loans funded in respect of each Borrowing, and unless previously terminated, the Term Commitments (without regard to any Incremental Facility) shall be reduced to zero at the end of the Availability Period.
(b)    [Reserved].
(c)    [Reserved].
(d)    (A)    The Borrower may, from time to time, by written notice to the Administrative Agent, request (i) one or more additional Classes of Term Loans (each, an “Incremental Term Facility”), (ii) one or more additional Term Loans of the same Class of any existing Class of Term Loans (each, an “Incremental Term Increase”), (iii) one or more tranches of cash-flow revolving credit facilities (the first of such tranches, the “Initial Incremental Revolving Facility” and, together with each such tranche thereafter, an “Incremental Revolving Facility”) or (iv) one or more increases in the amount of any existing Class of Incremental Revolving Facilities (each, an “Incremental Revolving Increase”; and together with any Incremental Term Facility, Incremental Term Increase and Incremental Revolving Facility, the “Incremental Facilities”), from one or more Lenders (in the sole discretion of such Lenders), or Approved Funds, or any other assignee (other than Ineligible Institutions), in an amount such that, on a pro forma basis and assuming the full amount of any Incremental Revolving Facility or any Incremental Revolving Increase is drawn and outstanding, the ratio of (i) Adjusted Consolidated Debt as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) (or, if prior thereto, as of the last day of the most recently ended Fiscal Quarter for which financial statements have been filed by the Borrower with the SEC) to (ii) Total Capitalization as of such Fiscal Quarter-end, is not greater than 0.30 to 1.00; provided that at the time of the incurrence of such Incremental Facilities and immediately after giving effect thereto and to the use of proceeds thereto (assuming the full utilization thereof), no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided, further, that each such Person, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and the Borrower. Such notice shall set forth (i) the amount of the Incremental Term Facility, Incremental Term Increase, Incremental Revolving Facility or Incremental Revolving Increase, as applicable, (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000), (ii) the date on which such Incremental Term Facility, Incremental Term Increase, Incremental Revolving Facility or Incremental Revolving Increase, as applicable, is requested to become effective (which shall not be less than 10 Business Days nor more than 60 calendar days after the date of such notice, unless otherwise agreed to by the Administrative Agent) and (iii) in the case of an Incremental Term Facility or an Incremental Term Increase, whether such Incremental Term Facility or Incremental Term increase are to be Term Commitments or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”). All Incremental Term Facilities and Incremental Term Increases shall be made in Dollars unless otherwise agreed by the Borrower, the Administrative Agent, and the lenders providing such Incremental Term Facilities or Incremental Term Increase. For the avoidance of doubt, Incremental Term Facilities and Incremental Term Increases may be provided on a delayed draw basis.
(B)    The Borrower and each Incremental Term Lender or additional Incremental Revolving Lender, if any, shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Facility of such Lender. Subject to clause (C) below, each Incremental Assumption Agreement in respect of an Incremental Term Facility or an Incremental Term Increase shall specify the terms of such Incremental Term Facility or Incremental Term Increase to be made thereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Facility evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld or delayed) and furnished to the other parties hereto.

(C)    The terms of each Incremental Facility shall be reasonably satisfactory to the Administrative Agent and in any event:

(i)shall rank pari passu in right of payment and (if applicable) of security with the existing Term Loans;
(ii)in the case of an Incremental Term Facility or Incremental Term Increase, shall not mature earlier than the Latest Maturity Date of the Term Loans outstanding at the time of incurrence of such Incremental Term Facility or Incremental Term Increase;
(iii)in the case of an Incremental Term Facility or Incremental Term Increase, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of then existing Term Loans;
(iv)in the case of an Incremental Term Facility or Incremental Term Increase, subject to clauses (ii) and (iii) above, may have amortization determined by the Borrower and the applicable Incremental Term Lenders;
(v)in the case of an Incremental Term Facility or Incremental Term Increase, shall have an Applicable Rate determined by the Borrower and the applicable Incremental Term Lenders
(vi)in the case of an Incremental Term Facility or Incremental Term Increase, may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of initial Term Loans hereunder, as specified in the applicable Incremental Assumption Agreement;

(vii)in the case of an Incremental Revolving Facility or Incremental Revolving Increase, (x) except as provided in clauses (y) and (z) below, all material terms of any Incremental Revolving Facility or Incremental Revolving Increase shall be identical to the Initial Incremental Revolving Facility (if any), (y) the maturity, interest rate, fees and other economic terms of such Incremental Revolving Facility or Incremental Revolving may differ, and no Incremental Revolving Facility or Incremental Revolving shall be subject to any amortization and (z) any Incremental Revolving Facility or Incremental Revolving Increase (1) may have other terms that may differ from those of Term Loans, taken as a whole, that (A) except as permitted by clause (2) below, are not materially more favorable to the Lenders providing such revolving commitments than the provisions applicable to any then outstanding Loans and Commitments or (B) are applicable only to periods after the earlier to occur of the date that all Term Loans are paid in full (other than contingent indemnification obligations not then due) and the latest Term Maturity Date as of the date such revolving commitments are incurred, and (2) may have other terms and provisions customary for revolving facilities that are reasonably satisfactory to the Administrative Agent and the Borrower; and
(viii)there shall be no obligor in respect of any Incremental Facility that is not the Borrower or a Guarantor.
(D)    No Incremental Term Facility, Incremental Term Increase, Incremental Revolving Facility or Incremental Revolving Increase shall become effective under this Section 2.06(d) unless, on the date of such effectiveness, (i) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied as if it was a borrowing date and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower; provided that, if such facility or increase is being incurred to finance all or a portion of any acquisition, the Borrower and the lenders providing such facility or increase may agree that the requirements under this clause (i) shall not apply and that any representations and warranties and any certifications in respect of whether a Default or Event of Default has occurred or is continuing, in each case that are a condition to the effectiveness of such facility or increase or to the initial availability of funds under such facility or increase, shall be limited to customary “funds certain provisions” or “SunGard” provisions; and (ii) the Administrative Agent shall have received closing certificates, if requested by the Administrative Agent, opinions of counsel, and other customary documentation requested by the Administrative Agent.
(E)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Facilities or Incremental Term Increases (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis and that following the establishment of any Incremental Revolving Facility or Incremental Revolving Increase, the outstanding Incremental Revolving Facility or Incremental Revolving Increase, if any, are held by the existing revolving lenders and the Incremental Revolving Lenders, if any, in accordance with their new Applicable Percentages. This may be accomplished at the discretion of the Administrative Agent by requiring each outstanding SOFR Borrowing of the relevant Class to be converted into an ABR Borrowing of such Class on the date of each Incremental Term Facility, Incremental Term Increase, or by allocating a portion of each Incremental Term Facility or Incremental Term Increase to each outstanding SOFR Term Borrowing of the same Class on a pro rata basis, even though as a result thereof such Incremental Term Facility or Incremental Term Increase may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period).  Any conversion or prepayment made pursuant to the preceding sentence shall be subject to Section 2.13 (it being understood that the Administrative Agent shall consult with the Borrower regarding the foregoing and, to the extent practicable, will attempt to pursue options that minimize breakage costs). In addition, to the extent any Incremental Term Facility or Incremental Term Increase are not Other Term

Loans, the scheduled amortization payments under Section 2.08(b) required to be made after the making of such Incremental Term Facility or Incremental Term Increase may be adjusted to the extent required under the applicable Incremental Assumption Agreement, to give effect to any amortization applicable to such Incremental Term Facility.
(F)    This Section 2.06(d) shall supersede any provisions in Section 2.15 or Section 9.02 to the contrary.
SECTION 2.07.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan on the Term Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit C (or any other form approved by the Administrative Agent and the Borrower), as applicable, hereto. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.
SECTION 2.08.    Prepayment of Loans.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, upon notice to the Administrative Agent by telephone (confirmed by telecopy, electronic transmission or other writing approved by the Administrative Agent) of such prepayment (i) in the case of prepayment of a SOFR Borrowing, not later than 11:00 a.m., New York City time, three Government Securities Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other events, in which case such notice may be revoked by the

Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or event does not occur. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and, if applicable, amounts owed pursuant to Section 2.13, if any.
(b)    Amortization for Term Loans.    The outstanding principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each such payment, together with the payment required to be made on the Maturity Date, an “Installment”) on the last Business Day of March, June, September and December of each year, commencing with the first full fiscal quarter ended after the Effective Date, based upon the annual percentages set forth in the table below; provided that such quarterly amounts shall be adjusted by the Administrative Agent after each making of a Term Loan to maintain fungibility among the Term Loans. Notwithstanding the foregoing, (x) such Installments shall be adjusted as applicable pursuant to this Section 2.08 and Section 2.06(d); and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Maturity Date.

Year 1:         2.5%
Year 2:         2.5%
Year 3:         2.5%
Year 4:             5.0%
Year 5:            5.0%

        (c)    Amortization for Other Term Loans.    The Borrower shall pay to the Administrative Agent, for the account of the applicable Incremental Term Lenders with respect to Other Term Loans, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time as applicable pursuant to this Section 2.08 and Section 2.06(d)) as provided in the applicable Incremental Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of such payment.

        (d)    Application of Payments.    Except as otherwise provided in the applicable Incremental Assumption Agreement in respect of any Other Term Loans, any prepayment of a Loan of any Class pursuant to Section 2.08(a) shall be applied as directed by the Borrower (and absent such direction, shall first be applied to the scheduled amortization payments, if any, of such Class, in direct order of maturity).

SECTION 2.09.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(b)    Solely with respect to the Facility in effect on the Effective Date, the Borrower agrees to pay to the Administrative Agent, for the account of each Term Lender with a Term Commitment that is not a Defaulting Lender, an unused commitment fee (the “Ticking Fee”) for the period from and including the Effective Date to and including the earlier to occur of (A) the date that the applicable Term Commitments have been drawn and (B) the last day of the Availability Period, in an amount equal to the average daily balance of the unfunded and outstanding Term Commitments, multiplied by a per annum rate equal to (i) for the period from the Effective Date through and including the 90th day following the

Effective Date, 0.00%; (ii) for the period from the 91st day following the Effective Date through and including the 150th day following the Effective Date, 50.00% of the Applicable Rate for SOFR Loans then in effect for the Term Loans; and (iii) for the period from the 151st day following the Effective Date through and including the last day of the Availability Period, 100% of the Applicable Rate for SOFR Loans then in effect for the Term Loans. Subject to the following sentence, the Ticking Fee with respect to the Facility in effect on the Effective Date shall accrue on unfunded and outstanding Term Commitments under such Facility from and including the last day on which the Ticking Fee was paid and shall be due and payable in arrears on (i) each Interest Payment Date applicable to ABR Loans (regardless of whether any ABR Loans are then outstanding) and (ii) the last day of the Availability Period. The Ticking Fee with respect to the Facility in effect on the Effective Date shall be due and payable on each date of Borrowing under such Facility solely with respect to the Term Commitments funded as Term Loans on such date of Borrowing (and such payment shall not affect the accrual of the Ticking Fee or timing of payment thereof on the remaining unfunded and outstanding Term Commitments pursuant to the foregoing sentence). The Ticking Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.10.    Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Loans.
(b)    The Loans comprising each SOFR Borrowing shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for SOFR Loans.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(f)    In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.11.    Inability to Determine Rates. Subject to Section 2.18, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(a)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or
(b)    the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender in writing.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or maintain SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13. Subject to Section 2.18, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.
SECTION 2.12.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement or insurance charge against assets of, deposits with or for the account of, or credit extended by, any Lender; or
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such other Recipient or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will from time to time, within the time period required by clause (c) below, pay to the Administrative Agent for the account of such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient for such additional costs incurred or reduction suffered; provided that such Lender shall only be entitled to seek such additional amounts under this paragraph (a) if such Lender certifies that it is then generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities having comparable reimbursement provisions.
(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will, within the time period required by clause (c) below, pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such Lender shall only be entitled to seek such additional amounts under this paragraph (b) if such Lender certifies that it is then generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities having comparable reimbursement provisions.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower along with the demand for payment referred to in paragraphs (a) and (b) above and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon written notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make or maintain SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate” in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.
SECTION 2.13.    Break Funding Payments. In the event of (a) the payment or prepayment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto whether voluntary, mandatory, automatic, or by reason of acceleration (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(a) and is revoked in accordance therewith), or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto or maturity date applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds, but excluding loss of any margin. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
SECTION 2.14.    Taxes.
(a) Each payment by or on account of any obligation of the Borrower or any Subsidiary Guarantor (if any) under this Agreement or any other Credit Document shall be made without deduction or withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower or the applicable Subsidiary Guarantor shall be increased as necessary so that, net of such deduction or withholding (including such deduction or withholding applicable to additional amounts payable under this Section 2.14), the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives the amount it would have received had no such deduction or withholding been made.
(b)    The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)    As soon as practicable after any payment of Taxes by (i) the Borrower or any Subsidiary Guarantor or (ii) the Administrative Agent to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Administrative Agent, or the Administrative Agent shall deliver to the Borrower, as applicable, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or the Borrower, as applicable.
(d)    The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement or any other Credit Document (including amounts paid or payable under this Section 2.14(d)) and any reasonable and documented out-

of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Recipient will, at the request of the Borrower, use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which refund, if obtained, shall be repaid to the Borrower in accordance with Section 2.14(g)) so long as such efforts would not, in the reasonable, good-faith discretion of such Recipient, result in any additional out-of-pocket costs or expenses not reimbursed by the Borrower or otherwise be materially disadvantageous to such Recipient. The indemnity under this Section 2.14(d) shall be paid within 10 days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent demonstrable error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(e)    To the extent required by any applicable requirements of law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Borrower or any Subsidiary Guarantor has not already indemnified the Administrative Agent for such Taxes and without limiting or expanding the obligation of the Borrower or any Subsidiary Guarantor to do so) against, and shall make payable in respect thereof within 10 Business Days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), whether or not such Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. A certificate stating the amount of Taxes paid or payable by the Administrative Agent shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.14(e).
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding (including backup withholding) or information reporting requirements.
(ii)    Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B) any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two of whichever of the following is applicable:
(1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(2) executed originals of IRS Form W-8ECI;
(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Document are effectively connected with the Non-U.S. Lender’s conduct of a U.S. Trade or Business (a “U.S. Tax Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable); or
(4) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where such Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit D-4 on behalf of such direct and indirect partner(s);
(C) any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
    Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 2.14(f), a Lender shall not be required to deliver any documentation or information that such Lender is not legally eligible to deliver.

    Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.14(f).
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund (whether received in cash or applied as a payment against other cash Taxes due and payable) of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including additional amounts paid pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund, net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.14(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.14(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.
SECTION 2.15.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 28 State Street, Boston, MA 02109, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans hereunder resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans hereunder and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans hereunder of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans hereunder; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans hereunder to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For purposes of clause (b)(i) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.15(c) shall be treated as having acquired such participation on the earlier date(s) on which it acquired an interest in the Loan(s) or Commitment(s) to which such participation relates.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.16.    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.12 hereof, (ii) the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 hereof, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender shall fail to consent to a departure or waiver of any provision of the Credit Documents or fail to agree to any amendment thereto, which waiver, consent or amendment requires the consent of all Lenders or of all Lenders directly affected thereby and has been consented to by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04 hereof, with the Borrower obligated to pay any applicable processing and recordation fee), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); provided however, that in the case of the Borrower’s replacement of a Defaulting Lender for failure to fund Loans hereunder, the assignee or the Borrower, as the case may be, shall hold back from such amounts payable to such Lender and pay directly to the Administrative Agent, any payments due to the Administrative Agent or the non-Defaulting Lenders by the Defaulting Lender under this Agreement, (C) in the case of any such assignment resulting from a claim for compensation under Section 2.12 hereof or payments required to be made pursuant to Section 2.14 hereof, such assignment will result in a reduction in such compensation or payments, and (D) in the case of clause (iv) above, the applicable assignee shall have agreed to the applicable departure, waiver or amendment of the Credit Documents. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.17.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    the outstanding principal amount of Term Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Majority Facility Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, and provided further, that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender made pursuant to clause (i), (ii) or (iii) of the first proviso to Section 9.02(b) (but, in respect of such clauses (ii) and (iii), only to the extent relating to principal or interest) shall also require the consent of any such Lender which has become a Defaulting Lender.
SECTION 2.18    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.18.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
(f)    Tax Treatment. In implementing a Benchmark Replacement or any Conforming Change, the Administrative Agent will consult with the Borrower and consider in good faith any proposal reasonably requested by the Borrower and not materially adverse to the Lenders that is intended to prevent the use of the Benchmark Replacement or any Conforming Change from resulting in a deemed exchange of any Indebtedness hereunder under Section 1001 of the Code.

ARTICLE III
Representations and Warranties
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
SECTION 3.01.    Organization; Powers. The Borrower and each of its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in the case of clauses (a) (other than with respect to the Borrower), (b) and (c), where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,
SECTION 3.02.    Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Borrower are within its corporate powers and have been duly authorized by all necessary corporate action and, if required, stockholder or equity holder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Credit Document to which the Borrower is to be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, as the case may be, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement (a) do not require any material consent or approval of, registration or filing with, or other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate the articles of incorporation, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, and (c) will not violate any applicable law or regulation or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its properties, or give rise to a right thereunder to require the Borrower to make any payment, where such violation, default or payment reasonably can be expected to have a Material Adverse Effect.
SECTION 3.04.    Financial Statements; No Material Adverse Change.
(a)    The Borrower has heretofore furnished to the Administrative Agent (i) the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2020 and the related Consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by KPMG LLP, independent public accountants, and (ii) the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2021 and the related Consolidated statements of income and cash flows for the Fiscal Quarter then ended and for the portion of the Fiscal Year then ended, all certified by a Financial Officer of the Borrower. Such financial statements present fairly, in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries as of such dates and its Consolidated results of operations and cash flows for such periods in accordance with GAAP, subject to the absence of footnotes and year-end audit adjustments in the case of the statements referred to in clause (ii) above.
(b)    Since December 31, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(c)    The Borrower has heretofore furnished to the Administrative Agent the annual Statutory Statement of each Insurance Subsidiary for the fiscal year ended December 31, 2020, and the quarterly Statutory Statement of each Insurance Subsidiary for the partial year ended September 30, 2021, in each case as filed with the Applicable Insurance Regulatory Authority. All such Statutory Statements present fairly in all material respects the financial condition of each Insurance Subsidiary as at, and the results of operations for, the fiscal year ended December 31, 2020 and the partial year ended September 30, 2021, in accordance with statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority.
SECTION 3.05.    Insurance Licenses. Schedule T to the most recent annual Statutory Statement of each Insurance Subsidiary lists, as of the date thereof, all of the jurisdictions in which such Insurance Subsidiary holds a license to transact a business of insurance from an NAIC accredited jurisdiction (collectively, the “Licenses”). Each Insurance Subsidiary is in compliance in all material respects with each License held by it. No License (to the extent material) is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and to the knowledge of the Borrower, no such suspension or revocation has been threatened by any Applicable Insurance Regulatory Authority except in any such case where such proceedings would not have a Material Adverse Effect.
SECTION 3.06.    Properties. Each of the Borrower and its Material Subsidiaries has good title to, or valid leasehold interests in, or a right to use, all its real and personal property material to its business, except to the extent that the failure to have such title, interest or right (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.07.    Borrower’s Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries, other than those set forth on Schedule 3.07. Schedule 3.07 accurately identifies the jurisdiction under the laws of which each such Subsidiary is formed and whether such Subsidiary is or is not, as the case may be, a Material Subsidiary as of the Effective Date.
SECTION 3.08.    Litigation. There is no action, suit, arbitration proceeding or other proceeding, inquiry or investigation, at law or in equity, before or by any arbitrator or Governmental Authority pending against the Borrower or any Material Subsidiary or of which the Borrower or any Material Subsidiary has otherwise received written notice or which, to the knowledge of the Borrower, is threatened in writing against the Borrower or any Material Subsidiary as to which, but after giving effect to any applicable insurance claim reserve, it is more likely than not there is an unfavorable decision, ruling or finding which would reasonably be expected to result in a Material Adverse Effect.
SECTION 3.09.    Compliance with Laws and Agreements. The Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including (i) all Environmental Laws, (ii) ERISA, (iii) applicable laws, regulations and orders dealing with intellectual property, and (iv) the Fair Labor Standards Act and other applicable law dealing with such matters) and all indentures, material debt agreements and other material debt instruments binding on it or its property, except where failures to do so, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.10.    Investment Company Status. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended.
SECTION 3.11.    Taxes. The Borrower and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for federal income tax purposes, of which the Borrower is the “common parent” (within the meaning of Section 1504 of the Code) of such group. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and each Material Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed, (b) have paid or caused to be paid all Taxes required to have been paid (including in its capacity as a withholding agent), except any Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and (c) have not given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign taxes or other impositions.
SECTION 3.12.    Environmental Matters. Each of the Borrower and its Material Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Material Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to be in full force and effect or to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.
SECTION 3.13.    ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) no ERISA Event has occurred or is reasonably expected to occur; (b) no liability to the PBGC (other than required premium payments due but not delinquent) under Title IV of ERISA has been or is expected to be incurred by the Borrower or any of its ERISA Affiliates; and (c) the present value of all pension liabilities under each Plan, did not, as of the close of its most recent plan year, exceed the fair market value of the assets of such Plan allocable to such accrued benefits (determined in both cases using the applicable assumptions for funding such Plan under Section 430 of the Code and the Treasury Regulations promulgated thereunder).
SECTION 3.14.    Federal Reserve Regulations, Etc. Neither the Borrower nor any Subsidiary Guarantor is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock for any purpose that entails a violation of the provisions of Regulation T, U or X of the Board.
SECTION 3.15.    Disclosure. All of the written reports, financial statements, certificates and other written information (other than projections, pro forma information, estimates, forecasts, budgets and other forward-looking information (collectively, “Projections”), information pertaining to Persons other than the Borrower and its Subsidiaries, and information of a general or industry nature) that have been made available by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Credit Document or delivered hereunder or thereunder, taken as a whole, as of the date furnished, are complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to Projections, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time of preparation thereof, it being understood and agreed that Projections by their nature are inherently uncertain, are not to be viewed as facts, are not a guarantee of financial performance, and actual results may differ from Projections and such differences may be material.
SECTION 3.16.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, their respective agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, each to the extent in violation of applicable Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 3.17.    Affected Financial Institutions. Neither the Borrower, nor any Subsidiary Guarantor is an Affected Financial Institution.

ARTICLE IV
Conditions
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) in-house counsel of the Borrower, (ii) Nyemaster Goode, P.C., Iowa counsel for the Borrower and (iii) Skadden Arps, Slate, Meagher & Flom LLP, special counsel for the Borrower, which opinions shall cover such matters relating to the Borrower, this Agreement, the other Credit Documents and the Transactions and otherwise shall be in such form and substance, as the Administrative Agent may reasonably request. The Borrower hereby requests each such counsel to deliver such opinions.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization for and the validity of the Transactions and any other legal matters relating to the Borrower, this Agreement, the other Credit Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(e)    The Administrative Agent, the Lenders and the Lead Arranger shall have received all fees required to be paid, and all expenses due and payable pursuant to, the engagement letter between the Borrower and the Administrative Agent for which invoices (which shall include reasonably detailed backup information) have been delivered to the Borrower at least three Business Days prior to the Effective Date, on or before the Effective Date.
(f)    All consents and approvals (including consents and approvals required for insurance and regulatory compliance) required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained and be in full force and effect, except where failure to obtain such approval or consent would not have a Material Adverse Effect.
(g)    The Administrative Agent and the Lenders shall have received from the Borrower such other certificates and other documents as the Administrative Agent or any Lender may reasonably have requested, including the promissory note complying with Section 2.07(e) of any Lender requesting such promissory note.
(h)    The Administrative Agent and the Lenders shall have received, at least three Business Days prior to the Effective Date, (x) all documentation and other information about the Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (y) to the extent the Borrower qualifies as a “legal entity customer” under the 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), the Borrower shall deliver a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in relation to the Borrower, in the case of clauses (x) and (y), that has been reasonably requested by the Administrative Agent or any Lender in writing at least ten Business Days prior to the Effective Date.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a conversion or continuation of a Loan) is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrower set forth in this Agreement and the other Credit Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of such Borrowing, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).
(b)    At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.
(c)    The delivery of a Borrowing Request to the Administrative Agent in accordance with Section 2.03.
(d)    Immediately after giving effect to such Borrowing on a pro forma basis, the Borrower shall be in compliance with Sections 6.07 and 6.08.
Each Borrowing (other than a conversion or continuation of a Loan) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (d) of this Section.
ARTICLE V
Affirmative Covenants
Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured,

surviving contingent obligations not yet due and payable), the Borrower covenants and agrees with the Lenders that:
SECTION 5.01.    Financial Statements; and Other Information. The Borrower shall furnish to the Administrative Agent (for delivery to each Lender):
(a)    within 100 days (or such longer period to the extent permitted by the SEC) after the end of each Fiscal Year, its audited Consolidated balance sheet as of the end of such Fiscal Year and the related Consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without qualification or exception (provided that a qualification or exception may be included in any such audit report related to future prospective compliance with any financial maintenance covenants or, for a period ending within the 12 month period preceding the scheduled Latest Maturity Date of this Agreement to the extent that such qualification or exception is solely the result of the obligations under this Agreement being reported as short term indebtedness) and without any qualification or exception as to the scope of such audit) as presenting fairly in all material respects the Consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP;
(b)    within 50 days (or such longer period to the extent permitted by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year, its Consolidated balance sheet as of the end of such Fiscal Quarter, the related Consolidated statements of income for such Fiscal Quarter and for the then elapsed portion of such Fiscal Year, and the related Consolidated statements of cash flows for the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP, subject to the absence of footnotes and year-end audit adjustments;
(c)    the Borrower hereby acknowledges that the Administrative Agent will make the financial statements to be provided under Section 5.01(a) and (b) above, along with this Agreement (excluding the schedules and exhibits attached hereto), available to Public-Siders;

(c)    concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer substantially in the form of Exhibit E (or any other form approved by the Administrative Agent and the Borrower) (i) certifying as to whether a Default has occurred and is continuing as of the date of such certificate and, if such a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.07 and 6.08;
(d)    promptly after the same become publicly available, copies of all periodic and other material reports and proxy statements filed by the Borrower or any Material Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC;
(e)    promptly following any written request therefor (except to the extent prohibited by applicable law, regulatory policy, regulatory restriction or confidentiality agreement or to the extent covered by attorney-client or other legal privilege (as determined in the reasonable good faith judgment of the Borrower), in each case subject to the last sentence of Section 5.08 below), such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and
(f)    promptly following written request by the Administrative Agent therefor, copies of any documents described in Sections 101(k) or 101(l) of ERISA that the Borrower, its Subsidiaries or their ERISA Affiliates may request with respect to any Multiemployer Plan or any documents described in Section 101(f) of ERISA provided to or received by any of the Borrower, its Subsidiaries or their ERISA Affiliates with respect to any Plan; provided, that if the Borrower, its Subsidiaries or their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable written request of the Administrative Agent, the Borrower, its Subsidiaries or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;
provided, that any information or document that is required to be furnished by this Section 5.01 may be delivered electronically and, if so delivered, shall be deemed to be furnished on the earlier of (i) the date on which such documents have been posted on the Borrower's website or on the SEC's website or (ii) the date on which such documents are posted on the Borrower's behalf on an Electronic System to which each of the Administrative Agent and each Lender has access.
SECTION 5.02.    Notices of Material Events. The Borrower shall furnish to the Administrative Agent prompt written notice of the following upon a Responsible Officer obtaining knowledge:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority or Applicable Insurance Regulatory Authority against or affecting the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Subsidiaries, except any such legal or other proceedings that could not reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect;
(c)    (i) promptly upon becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action the Borrower or any of its respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the United States Department of Labor, the PBGC or any Multiemployer Plan sponsor with respect thereto; and (ii) promptly upon the Administrative Agent’s written request, copies of (1) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its respective ERISA Affiliates with the IRS with respect to each Plan; (2) all written notices received by the Borrower or any of its respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) a copy of such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request in writing;
(d)    the occurrence of any downgrade in the Borrower’s S&P Rating;
(e)    any actual or proposed change in any Applicable Insurance Code that could reasonably be expected to have a Material Adverse Effect; and

(f)    any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Insurance Subsidiary Reporting. The Borrower shall furnish to the Administrative Agent copies of the following:
(a)    promptly after filing with the Applicable Insurance Regulatory Authority and in any event within 50 days (or such longer period to the extent permitted by such Applicable Insurance Regulatory Authority) after the end of each of the first three quarterly fiscal periods of each fiscal year of each Material Insurance Subsidiary, the quarterly Statutory Statement of such Material Insurance Subsidiary for such quarterly fiscal period, together with the opinion thereon of a senior financial officer of such Material Insurance Subsidiary stating that such Statutory Statement presents the financial condition of such Material Insurance Subsidiary for such quarterly fiscal period in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority;
(b)    promptly after filing with the Applicable Insurance Regulatory Authority and in any event within 100 days (or such longer period to the extent permitted by such Applicable Insurance Regulatory Authority) after the end of each fiscal year of each Material Insurance Subsidiary, the annual Statutory Statement of such Material Insurance Subsidiary for the recently completed fiscal year, together with (i) the opinion thereon of a senior financial officer of such Material Insurance Subsidiary stating that said annual Statutory Statement presents the financial condition of such Material Insurance Subsidiary for such fiscal year in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and (ii) a copy of the “Statement of Actuarial Opinion” for such Material Insurance Subsidiary which is provided to the Applicable Insurance Regulatory Authority (or equivalent information should such Applicable Insurance Regulatory Authority no longer require such a statement), which statement shall be in the format prescribed by the Applicable Insurance Code of the state of domicile of such Material Insurance Subsidiary;
(c)    within 180 days (or such longer period to the extent permitted by the Applicable Insurance Regulatory Authority) after the end of each fiscal year of each Material Insurance Subsidiary, the report of an independent certified public accountants of recognized national standing on the annual Statutory Statements delivered pursuant to clause (b), above;
(d)    promptly after any Material Insurance Subsidiary receives the results of an examination of the financial condition and operations of such Insurance Subsidiary or any of its Material Subsidiaries by the insurance department of such Insurance Subsidiary’s state of domicile, a copy thereof;
(e)    promptly following the delivery or receipt by the Borrower or any of its Material Insurance Subsidiaries of any correspondence, written notice or report to or from any Applicable Insurance Regulatory Authority that relates, to any material extent, to the financial viability of any of its Material Subsidiaries, a copy thereof; and
(f)    within five Business Days after receipt, written notice from any Applicable Insurance Regulatory Authority of any threatened in writing or actual proceeding for suspension or revocation of any material License of any Material Insurance Subsidiary or any similar proceeding with respect to any such material License;

provided, that any information or document that is required to be furnished pursuant to this Section 5.03 may be delivered electronically and, if so delivered, shall be deemed to be furnished on the earlier of (i) the date on which such documents have been posted on the Borrower's website or on the SEC’s website or (ii) the date on which such documents are posted on the Borrower’s behalf on an Electronic System to which each of the Administrative Agent and each Lender has access.

SECTION 5.04.    Existence; Conduct of Business. Except as otherwise permitted under Section 6.03, the Borrower shall, and shall cause each of its Material Subsidiaries (that continues to be a Material Subsidiary after giving effect to any transaction not prohibited under this Agreement) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, which if not so preserved, renewed, maintained or kept could reasonably be expected to result in a Material Adverse Effect; provided that the Borrower shall maintain its legal existence.
SECTION 5.05.    Payment of Taxes. The Borrower shall, and shall cause each of its Material Subsidiaries, to pay, discharge or otherwise satisfy all of its Tax liabilities, before the same shall become delinquent or in default (including in its capacity as a withholding agent), except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and the Borrower or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to so pay, discharge or otherwise satisfy such Tax liabilities would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.06.    Maintenance of Properties. The Borrower will, and will cause each of its Material Subsidiaries to, keep and maintain all tangible property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.07.    Insurance. The Borrower shall keep itself and all of its insurable properties, and shall cause each Material Subsidiary to keep itself and all of its insurable properties, insured at all times to such extent, by such insurers, and against such hazards and liabilities as is customarily carried by prudent businesses of like size and enterprise; and promptly upon the Administrative Agent’s written request upon and during the continuance of an Event of Default, the Borrower shall furnish to the Administrative Agent such information about any such insurance as the Administrative Agent may from time to time reasonably request; provided that, nothing in this Section 5.07 shall be deemed to require any of the Borrower’s Material Subsidiaries to enter into any Reinsurance Agreement or any other reinsurance or other risk assumption agreement and provided, further, that the Borrower and its Material Subsidiaries may self-insure against such hazards and risks (including through a captive vehicle structure), and in such amounts as is customary for organizations of a similar size and in similar lines of business.
SECTION 5.08.    Proper Records; Rights to Inspect. The Borrower shall, and shall cause each of its Material Subsidiaries to, keep proper books of record and accounts to allow the Borrower and its Material Subsidiaries to prepare their financial statements in accordance with GAAP or statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority. The Borrower shall, and shall cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times during regular business hours and not more than one time per fiscal year and taking into account periodic accounting and regulatory compliance demands on the Borrower and its Subsidiaries; provided that during the continuance of a Default or Event of Default the Borrower shall, and shall cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times during regular business hours, as often as reasonably requested. Notwithstanding anything herein to the contrary, neither the Borrower nor any of its Affiliates, nor any of the Borrower’s or its Affiliates’ respective representatives will be required to disclose, permit the inspection, examination or making copies or abstracts of, or permit the discussion of, any document, information or other matter (i) that constitutes trade secrets, investment strategies, or other proprietary information, (ii) in respect of which disclosure to the Administrative Agent, any Lender, or any of the Administrative Agent’s or any Lender’s respective representatives or Affiliates is prohibited by applicable law or any binding agreement or (iii) that is subject to attorney-client privilege or constitutes attorney work product; provided that, in the event that information requested during such inspection is not provided in reliance on the exclusions in this sentence, the Borrower shall use commercially reasonable efforts to (or, in the case of information withheld by any Affiliate or representative other than the Borrower or its Subsidiaries, to the extent a Responsible Officer of the Borrower has knowledge thereof, the Borrower shall use commercially reasonable efforts to cause such Affiliate or representative to) notify the Administrative Agent if information is being withheld pursuant to this sentence to the extent such notice would not itself be prohibited by law or binding agreement, or reasonably be likely to compromise such attorney-client privilege or the privilege afforded to attorney work product.
SECTION 5.09.    Compliance with Laws.
(a)    The Borrower shall, and shall cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws and ERISA and the respective rules and regulations thereunder) applicable to it or its property, other than such laws, rules or regulations (a) the validity or applicability of which the Borrower or any Subsidiary is contesting in good faith by appropriate proceedings or (b) the failure to comply with which could not reasonably be expected to result in a Material Adverse Effect.
(b)    Without limiting the generality of the foregoing, the Borrower and its Subsidiaries shall maintain in effect and enforce policies and procedures reasonably designed to promote compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.10.    Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that violates Regulations T, U and X. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, each to the extent in violation of applicable Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.11.    Licenses. The Borrower shall, and shall cause each of its Insurance Subsidiaries to, do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for any Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations except for any License the loss of which could not reasonably be expected to have a Material Adverse Effect; provided, that any Insurance Subsidiary may withdraw from one or more states (other than its state of domicile) as an admitted insurer if such withdrawal is determined by the Borrower’s Board of Directors to be in the best interest of the Borrower and could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.12.    Subsidiary Guarantees. The Borrower will cause each Subsidiary (other than an Excluded Subsidiary) which guarantees any Debt of the Borrower or any Debt for borrowed money of any Subsidiary Guarantor (in each case other than intercompany Debt and Debt under the Credit Documents) in a principal amount in excess of $150,000,000 to execute and deliver to the Administrative Agent a Subsidiary Guarantee no later than the date that is 30 days after the effective date of such guarantee (or such later date as the Administrative Agent may agree in its reasonable sole discretion). The Borrower may, in its discretion, following a written notice by the Borrower to the Administrative Agent stating the Borrower's intention to voluntarily add a Subsidiary Guarantor hereunder, cause each such Subsidiary to execute and deliver to the Administrative Agent a Subsidiary Guarantee.
ARTICLE VI
Negative Covenants
Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent obligations not yet due and payable), the Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Debt.
(a)    The Borrower shall not permit any of its Material Subsidiaries that is not a Guarantor Subsidiary to create, incur, assume or permit to exist any Debt, except:
(i)    Debt created under the Credit Documents (including any Debt incurred pursuant to Section 2.06(d));
(ii)    Debt existing on the date hereof and listed in Schedule 6.01 (as any of the same may be amended, modified, supplemented, or restated from time to time as long as the principal component is not increased (except by the amount of unused commitments and undrawn letters of credit thereunder, and the amounts of accrued interest, fees, discount, premiums, commissions, penalties and expenses thereon, and incurred in connection with, any such amendment, supplement, restatement or modification)), and any Refinancing thereof so long as the principal component is not increased thereby (except by the amount of unused commitments and undrawn letters of credit thereunder, and the amounts of accrued interest, fees, discount, premiums, commissions, penalties and expenses thereon, and incurred in connection with, any such Refinancing);
(iii)    Debt of any Material Subsidiary owing to and held by the Borrower or any Subsidiary;
(iv)    Guarantees by (x) a Material Subsidiary of Debt of the Borrower or a Guarantor, subject to Section 5.12; provided that if such Debt is by its express terms subordinated in right of payment to the obligations of the Borrower under the Credit Documents, any such guarantee of such Subsidiary Guarantor with respect to such Debt shall be subordinated in right of payment to such Subsidiary Guarantor’s Guarantee under the Subsidiary Guarantee substantially to the same extent as such Debt is subordinated to the obligations of the Borrower under the Credit Documents, as applicable, and (y) Material Subsidiaries of Debt incurred by other Subsidiaries not prohibited by the provisions of this Agreement;
(v)    Subordinated Debt and, to the extent constituting Debt, Trust Securities;
(vi)    Debt arising under agreements to maintain a specified net worth, net worth generally, capital, or solvency of any Material Subsidiary (including any Insurance Subsidiary or Reinsurance Subsidiary), as required or approved by one or more Applicable Insurance Regulatory Authorities;
(vii)    Debt (including Capital Lease Obligations, mortgage financings or purchase money obligations), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of the acquisition, development, construction, alteration, purchase, lease, repair, addition or improvement of property (real or personal), plant, equipment or other fixed or capital assets, whether through the direct purchase of assets or the purchase of Equity Interests of any Person owning such assets (in each case, incurred within 180 days of such acquisition, development, construction, purchase, ease, repair, addition or improvement), and all Debt incurred to Refinance any such Debt;
(viii)      Debt incurred by a Material Subsidiary in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety, litigation, appeal, indemnity, payment and similar bonds and completion guarantees (not for borrowed money) or security deposits, letters of credit, banker’s guarantees or banker’s acceptances, in each case in the ordinary course of business (including letters of credit issued in connection with reinsurance transactions entered into in the ordinary course of business, and letters of credit supporting any of the foregoing items under this clause (viii));
(ix)    Debt of Persons outstanding on the date on which such Person becomes a Material Subsidiary or is acquired by, or merged or consolidated with or into, a Material Subsidiary (other than Debt incurred in connection with, or in contemplation of, such acquisition, merger or consolidation); provided that immediately after giving effect thereto, the Borrower would be in compliance with Section 6.07;
(xi)    Debt under Hedging Agreements; provided, however, that such Hedging Agreements are entered into in the ordinary course of business and not for speculative purposes;
(xii)    Debt arising from agreements of a Material Subsidiary providing for indemnification, adjustment of purchase price, non-compete, earn-outs or similar obligations (and guarantees and other contingent liabilities arising with respect to any of the foregoing), in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Borrower or any business, assets or Equity Interests of a Subsidiary of the Borrower, other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;
(xii)    Debt (whether directly or as a guarantor) of any Material Subsidiary arising under or in connection with treasury, depositary, cash management, custodial, overdraft, netting services, cash pooling, commercial purchase cards, automated clearinghouse or transfer of funds services or arrangements or similar services and arrangements, electronic transfers, wire transfers and commercial cards;

(xiii)    Debt incurred by any Material Subsidiary in connection with third-party insurance premium financing arrangements in the ordinary course of business;
(xiv)    Debt owed to banks and other financial institutions incurred in the ordinary course of business of the Borrower and its Subsidiaries with such banks or financial institutions that arise in connection with ordinary banking arrangements to provide treasury services or to manage cash balances of the Borrower and its Subsidiaries;
(xv)     guarantees to suppliers, lessors, sublessors, licensors or sublicensors (other than Guarantees of Debt) in the ordinary course of business;
(xvi)    Debt in connection with (A) Permitted Transactions entered into by Insurance Subsidiaries and Reinsurance Subsidiaries, (B) investments made by Insurance Subsidiaries and Reinsurance Subsidiaries and permitted or not disapproved by the Applicable Insurance Regulatory Authority and (C) investments made by Insurance Subsidiaries and Reinsurance Subsidiaries and permitted by the investment policy approved by the Board of Directors of the applicable Insurance Subsidiary or Reinsurance Subsidiary;
(xvii)    Debt comprised of “minute notes” or other similar Debt issued or incurred in connection with any acquisition, reinsurance or investment transaction so long as such Debt is repaid or otherwise discharged within 10 Business Days of the closing of such acquisition, reinsurance or investment transaction;
(xviii)    (A) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, and (B)   Debt arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(xix)    Non-Recourse Debt;
(xx)     recourse Debt of Reinsurance Subsidiaries where recourse beyond the collateral assets securing such Debt is limited to such Reinsurance Subsidiary and its Subsidiaries and Reinsurance Affiliates;

(xxi)    (A) Debt in respect of letters of credit in an amount at any time outstanding under this clause (A) not to exceed the greater of (x) $50,000,000 and (y) 1.14% of Consolidated Net Worth for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to the terms of this Agreement, and (B) Debt in respect of letters of credit issued for the account of one or more Reinsurance Subsidiaries and its Subsidiaries;
(xxii)    Debt consisting of promissory notes issued by the Borrower or any of its Subsidiaries to existing or former employees, management or directors of or consultants to the Borrower or any Subsidiary or their assigns, estates or heirs to purchase, repurchase, redeem or otherwise acquire, cancel, retire or make payment in respect of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests, of the Borrower in an aggregate principal amount which, if paid in cash, would not otherwise be prohibited under this Agreement;

(xxiii)    additional Debt in the aggregate principal amount at any time outstanding under this clause (xxiii) not to exceed the greater of (x) $25,000,000 and (y) 0.57% of Consolidated Net Worth for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to the terms of this Agreement;

(xxiv)    Debt arising under or in connection with Permitted Repo and Securities Lending Agreements;
(xxv)    Debt the aggregate principal amount of which is deposited into escrow or otherwise maintained in a deposit account or securities account solely for the purpose of being applied in full to defease, satisfy and discharge, redeem or cash collateralize other Debt (or that would constitute Debt prior to such defeasance, satisfaction and discharge, redemption or cash collateralization);

(xxvi)    additional Debt under this clause (xxvi) so long as immediately after giving effect to the issuance or incurrence thereof, on a pro forma basis, the ratio of (A) Adjusted Consolidated Debt (calculated ignoring any Debt outstanding under clause (xvii) above) as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) (or, if prior thereto, as of the last day of the most recently ended Fiscal Quarter for which financial statements have been filed by the Borrower with the SEC) to (B) Total Capitalization as of such Fiscal Quarter-end, is not greater than 0.30 to 1.00; and

(xxvii)    Debt issued or incurred to Refinance any Debt permitted under the foregoing clauses of this Section 6.01, as long as the principal component is not increased (except by the amount of unused commitments and undrawn letters of credit thereunder, and the amounts of accrued interest, fees, discount, premiums, commissions, penalties and expenses thereon, and incurred in connection with, any such amendment, supplement, restatement or modification).

Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Debt and the payment of dividends in the form of additional shares of preferred stock or Current Redeemable Equity shall not be deemed to be an incurrence of Debt for purposes of this Section 6.01.

SECTION 6.02.    Liens. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, create or permit to exist any Lien on any property now owned or hereafter acquired by it, except:
(a)    Permitted Liens;
(b)    any Lien on any property of the Borrower or any Material Subsidiary existing on the date hereof and listed in Schedule 6.02; provided, that (A) such Lien shall not apply to any property other than the property subject thereto on the date hereof, proceeds of the sale or other disposition thereof, and improvements, developments, repairs, renewals, replacements, additions and accessions of or to such property and (B) such Lien shall secure only those obligations which it secures on the date hereof and any Refinancing thereof that does not increase the principal component thereof (except by the amount of unused commitments and undrawn letters of credit thereunder, and the amounts of accrued interest, fees, discount, premiums, commissions, penalties and expenses thereon, and incurred in connection with, any such Refinancing);
(c)    Liens arising under ERISA or the Code not constituting an Event of Default;
(d)    Liens on property, assets or Equity Interests of a Person at the time such Person is acquired by, merged with or into or consolidated, combined or amalgamated with the Borrower or any Material Subsidiary; provided, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, merger, consolidation, combination or amalgamation; provided, further, that any such Lien may not extend to any other property owned by the Borrower or any Material Subsidiary other than the property subject thereto on the date hereof, proceeds of the sale or other disposition thereof, assets affixed or appurtenant thereto, accessions and additions thereto, and products and proceeds thereof, and improvements, developments, repairs, renewals, and replacements of or to such property, and other than pursuant to customary cross-collateralization provisions with respect to other property of the Borrower or any Subsidiary that also secures Debt owed to the same financing party or its Affiliates;
(e)    Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, mortgage financings, purchase money Debt or other payments incurred to finance, assets or property (other than Equity Interests or other investments) acquired, constructed, improved or leased; provided that, in the case of this clause (e):
(i)     the aggregate principal amount of Debt secured by such Liens does not exceed the cost of the assets or property so acquired, constructed, improved or leased, plus fees, expenses, discount, premiums, commissions and penalties of such Person incurred in connection therewith; and
(ii)     such Liens do not encumber any other assets or property of the Borrower or any Material Subsidiary other than such assets or property, assets affixed or appurtenant thereto, accessions and additions thereto, and products and proceeds thereof, and improvements, developments, repairs, renewals, and replacements of or to such property, and other than pursuant to customary cross-collateralization provisions with respect to other property of the Borrower or any Subsidiary that also secures Debt owed to the same financing party or its Affiliates;
(f)    Liens securing Debt or other obligations of a Material Subsidiary owing to the Borrower or any other Material Subsidiary;
(g)    Liens in favor of clearing agencies or securities trading exchanges in connection with option derivative transactions arising due to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder (or equivalent agencies or exchanges in other jurisdictions);
(h)    Liens, pledges, deposits, and cash collateral to secure, or in favor of the issuer of, performance bonds, bid bonds, customs bonds, litigation bonds, appeal bonds, surety bonds, indemnity, payment or other bonds or similar obligations, performance and completion guarantees, letters of credit, bankers’ acceptances, leases, statutory obligations, and similar obligations (including any bonds letters of credit issued with respect thereto or otherwise supporting the foregoing, and all guaranties, reimbursement and indemnity agreements entered into in connection therewith);
(i)     leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;
(j)    Liens securing obligations under or in respect of Hedging Agreements or captive financing arrangements;
(k)      judgment Liens not giving rise to an Event of Default, and Liens securing appeal or surety bonds related to such judgment, so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(l)    Liens on specific items of inventory or other goods and proceeds thereof securing obligations to facilitate the purchase, shipment or storage of such inventory or other goods;
(m)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;
(n)     Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Borrower or any of the Material Subsidiaries in the ordinary course of business;
(o)    Liens on funds of the Borrower or any Subsidiary held in deposit accounts with third party providers of credit card processing, payment services securing credit card charge-back reimbursement and similar cash management obligations of the Borrower or its Subsidiaries;
(p)    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(q)    Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, including Liens on insurance policies and the proceeds of insurance policies securing Debt incurred by the Borrower or by any Material Subsidiary pursuant to Section 6.01(a)(xiii) to finance the payment of premiums on the insurance policies subject to such Liens;
(r)     customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Debt not prohibited by this Agreement is incurred;
(s)     Liens on any cash earnest money deposit made by the Borrower or any Material Subsidiary in connection with any letter of intent or acquisition agreement that is not prohibited by this Agreement;
(t)    Liens arising in connection with Cash Equivalents described in clause (d) of the definition of Cash Equivalents;
(u)    Liens in favor of credit card processors granted in the ordinary course of business;
(v)    Liens securing cash management obligations in the ordinary course of business;
(w)    Liens securing cash management obligations and other treasury service obligations (including obligations of the type described in Section 6.01(a)(xiv)) and customary set-off rights in favor of depositary banks;
(x)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(y)     any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests or other assets of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar arrangement;

(z)    collateral consisting of cash or Cash Equivalents securing Permitted Swap Obligations in an aggregate amount at any time outstanding under this clause (z) not to exceed the greater of (i) $25,000,000 and (ii) 0.57% of Consolidated Net Worth for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to the terms of this Agreement; provided that, for purposes of this clause (z), in the case of Cash Equivalents described in clauses (e), (f), (g) and (i) of the definition thereof, the one-year maturity limitations set forth in such clauses shall be disregarded;
(aa)    Liens on property of any Foreign Subsidiary securing Debt of such Foreign Subsidiary to the extent such Debt is not prohibited to be incurred pursuant to Section 6.01(a);
(bb)    Liens securing other obligations in an aggregate principal amount at any time outstanding under this clause (bb) not to exceed the greater of (i) $50,000,000 and (ii) 1.14% of Consolidated Net Worth for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to the terms of this Agreement;
(cc)    any Lien arising out of the Refinancing of any Debt secured by a Lien permitted by any of clause (d) or (e) of this Section; provided, that such Debt is not increased (except by the amount of unused commitments and undrawn letters of credit thereunder, and the amounts of accrued interest, fees, discount, premiums, commissions, penalties and expenses thereon, and incurred in connection with, any such Refinancing) and is not secured by any additional assets (other than the assets subject thereto on the date hereof, proceeds of the sale or other disposition thereof, assets affixed or appurtenant thereto, accessions and additions thereto, and products and proceeds thereof, and improvements, developments, repairs, renewals, and replacements of or to such assets, and other than pursuant to customary cross-collateralization provisions with respect to other assets of the Borrower or any Subsidiary that also secures Debt owed to the same financing party or its Affiliates);
(dd)    Liens on Margin Stock;
(ee)    Liens on trusts, escrow arrangements and other funding arrangements, and any Cash, Cash Equivalents, deposit accounts, securities accounts, escrow accounts and trust accounts, in each case in connection with the defeasance (whether by covenant or legal defeasance), satisfaction and discharge, redemption of, or obligation to cash collateralize (as applicable), any Debt (or obligations that would constitute Debt prior to such defeasance, satisfaction and discharge, redemption or cash collateralization);
(ff)    Liens, pursuant to one or more cash collateral arrangements, escrow arrangements or other funding arrangements pursuant to which funds will be segregated to pay all or any portion of the purchase price of any acquisition (or to secure or otherwise support the obligation to pay such purchase price), or to repay or refinance any Debt or any other transaction, on such cash collateral arrangements, escrow arrangements and other funding arrangements, and any Cash, Cash Equivalents, and deposit accounts and securities accounts, in each case containing internally generated cash flow of the Borrower and its Subsidiaries and/or the proceeds of (i) any sale or other disposition of assets, (ii) any issuance of Equity Interests or (iii) any issuance or incurrence of any Debt plus an amount equal to interest that would accrue on such Debt plus fees and expenses in connection therewith;
(gg)    Liens incurred in the ordinary course of business that do not secure Debt;

(hh)    Liens arising out of deposits or pledges of cash, securities, portfolio investments or other property into collateral trusts, reinsurance trusts or other collateral or escrow accounts with or for the benefit of ceding companies or insurance regulators;

(ii)    Liens on assets pledged, deposited into an account (including any funds withheld account or modified coinsurance account) or trust or otherwise allocated as a separate account in connection with, and securing or specifically available to satisfy obligations under, an insurance policy, other insurance product, annuity contract, guaranteed interest contract, guaranteed investment contract, reinsurance agreement or retrocession agreement, in an amount as required under the terms of such arrangement (or the documentation related thereto);

(jj)    [reserved];

(kk)     Liens on assets of any Special Purpose Subsidiary to secure its obligations in respect of a Statutory Reserve Financing;

(ll)    Liens securing Debt arising under Permitted Repo and Securities Lending Agreements; provided, however, that no such Lien shall extend to or cover any property or assets other than the securities subject thereto;

(mm)    [reserved];

(nn)    Liens in favor of, or granted to, the Administrative Agent or any of its Affiliates;

(oo)    Liens securing Debt permitted under Section 6.01(a)(xix) (so long as such Liens attach to assets permitted by the definition of Non-Recourse Debt, or to assets acquired with any proceeds of such debt or assets) or (xx).

(nn)    Liens on any assets as security required by applicable law as a condition to the transaction of any business; and

(oo)    Liens securing Debt and other obligations pursuant to, or in connection with, Permitted Transactions.

SECTION 6.03.    Fundamental Changes. Except as provided below, the Borrower shall not, nor shall it permit any of its Material Subsidiaries to, merge or consolidate or amalgamate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or dispose of (in one transaction or in a series of related transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole (other than the replacement of assets in its investment portfolio), except in connection with a disposition of a Material Subsidiary.
Notwithstanding the foregoing provisions of this Section 6.03,
(a)    any Subsidiary of the Borrower may be merged, consolidated or amalgamated with or into: (A) the Borrower if the Borrower shall be the continuing or surviving Person or (B) any other Subsidiary; provided, (i) if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary that is a Material Subsidiary, the surviving Person shall be a Wholly-Owned Subsidiary and (ii) that if any such transaction shall be between a Subsidiary which is not a Subsidiary Guarantor and a Subsidiary Guarantor, the surviving Person shall be a Subsidiary Guarantor unless the guarantee of such Subsidiary Guarantor is released in connection with such transaction pursuant to Section 9.14;

(b)    the Borrower or any Subsidiary may merge, consolidate or amalgamate with any other Person in a transaction that is not otherwise permitted under clause (a) above so long as (A) the surviving Person is the Borrower (or is a Subsidiary of the Borrower that assumes the obligations of the Borrower under this Agreement in connection with such transaction, so long as such Subsidiary is

(x) organized under the laws of the United States, any state thereof or the District of Columbia and (y) becomes a Borrower hereunder pursuant to documentation reasonably acceptable to Administrative Agent) or, if the Borrower is not a party thereto, such Subsidiary, or the surviving Person becomes a Subsidiary, (B) no Default is in existence or would occur immediately after giving effect to such merger, consolidation or amalgamation, and (C) immediately after giving effect to such merger, consolidation or amalgamation, the Borrower shall be in compliance on a pro forma basis with the financial covenants set forth in Sections 6.07 and 6.08 for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to the terms of this Agreement;

(c)    any Material Subsidiary may merge, consolidate or amalgamate with any Person to consummate a disposition not otherwise prohibited by this Agreement, so long as (A) such disposition does not constitute a disposition of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, (B) no Default is in existence or would occur immediately after giving effect to such merger, consolidation or amalgamation, and (C) immediately after giving effect to such merger, consolidation or amalgamation, the Borrower shall be in compliance on a pro forma basis with the financial covenants set forth in Sections 6.07 and 6.08 for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to the terms of this Agreement;

(d)    all or substantially all of the assets of the Borrower and its Subsidiaries (upon voluntary liquidation or dissolution or otherwise) may be sold, transferred, leased or otherwise disposed of to the Borrower or any Subsidiary (in one transaction or in a series of related transactions); provided that if a Person other than the Borrower assumes the obligations of the Borrower under this Agreement in connection with such transaction, such Person shall (x) be organized under the laws of the United States, any state thereof or the District of Columbia and (y) become a Borrower hereunder pursuant to documentation reasonably acceptable to Administrative Agent; and

(e)    any Subsidiary may liquidate, wind-up or dissolve (or suffer a liquidation or dissolution) if the Borrower determines in good faith that such liquidation, wind-up or dissolution would not reasonably be expected to result in a Material Adverse Effect.

The foregoing Section 6.03 shall not prohibit dispositions of Margin Stock.

SECTION 6.04.    Reinsurance. The Borrower shall not, nor shall it permit any Insurance Subsidiary or Reinsurance Subsidiary to:
(a)    enter into any Reinsurance Agreement in excess of $10,000,000 with any Person other than (i) another Insurance Subsidiary, Reinsurance Affiliate or other Affiliate of the Borrower, (ii) any Person for which the most recently published rating by Best is “B++” or higher (or the equivalent or higher financial strength rating by any other nationally recognized statistical rating organization (or foreign equivalent thereof)) or, if such Person is not rated, or is rated less than B++ (or the equivalent financial strength rating by any other nationally recognized statistical rating organization (or foreign equivalent thereof)), by Best or any such other rating organization or foreign equivalent thereof, which has a statutory surplus (or the equivalent thereof) of not less than $200,000,000, (iii) any Person that qualifies as an accredited or authorized reinsurer in such Person’s state of domicile, (iv) any person, such as a certified or trusteed reinsurer or reinsurer satisfying the requirements of reciprocal jurisdiction status, that is not required to post collateral equal to the liabilities reinsured or provides sufficient collateral to enable the Borrower and its Subsidiaries to receive full credit for reinsurance in the Insurance Subsidiary’s or Reinsurance Subsidiary’s state of domicile, (v) any Person other than a person specified in clause (iv) of this Section 6.04(a) that posts security under such Reinsurance Agreement in an amount equal to the total liabilities reinsured by such Person, through a letter of credit issued by an NAIC Approved Bank, a cash collateral deposit, a funds withheld account, a modified coinsurance account, a credit for reinsurance trust, or other security which qualifies as acceptable security to enable credit for reinsurance under applicable laws or regulations or (vi) any other reinsurers reasonably acceptable to the Administrative Agent, provided however, that for purposes of the foregoing clause (ii), any “NA” (or equivalent) designation shall not be considered a rating by Best (or any other applicable rating organization);
(b)    enter into any Reinsurance Agreement or Reinsurance Agreements with Lloyd’s of London if the aggregate amount of reinsurance ceded thereby would exceed 15% of the aggregate premium volume of reinsurance ceded by the Insurance Subsidiaries and Reinsurance Subsidiaries;
(c)    enter into any Reinsurance Agreement or Reinsurance Agreements relating to assumption reinsurance and novation if such Reinsurance Agreements will result in a 50% or more reduction of annuity deposits in the aggregate for all of the Insurance Subsidiaries and Reinsurance Subsidiaries taken as a whole, such amount to be calculated on a cumulative basis from January 1, 2021. For purposes of this Section 6.04(c), “Reinsurance Agreement” does not include Reinsurance Agreements covering indemnity reinsurance.
SECTION 6.05.    Restricted Payments. The Borrower shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so unless, both immediately before and after giving effect to such Restricted Payment, no Default exists; provided that the Borrower may declare or otherwise agree to pay or make, directly or indirectly, any Restricted Payment, and such Restricted Payment shall be permitted so long as it is paid or made within 90 days of the date of declaration thereof or the effective date of the agreement therefor, and no Default exists both immediately before and after the time of declaration thereof or the effective date of the agreement therefor.
SECTION 6.06.    Transactions with Affiliates. Except to the extent otherwise permitted by this Agreement, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) make any investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including Guarantees and assumptions of obligations of an Affiliate), in each case involving the payment of consideration in excess of $5,000,000; provided, that:
(i)    any Affiliate who is an individual may serve as a director, manager, officer, employee, consultant or agent of the Borrower or any of its Subsidiaries and receive reasonable compensation, fees, insurance and indemnification for his or her services in such capacity,
(ii)    the Borrower and its Subsidiaries may enter into transactions providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or such Subsidiary as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate (or in the case of any management agreement or investment advisory agreement among or between the Borrower and its Insurance Subsidiaries or Reinsurance Affiliates, that is approved or has not been disapproved by the Applicable Insurance Regulatory Authorities) as determined by the Borrower,
(iii)    the Borrower or any Subsidiary of the Borrower may enter into any transaction with any Subsidiary of the Borrower or the Borrower, and the Borrower or any of its Subsidiaries may enter into guarantees and Hedging Agreements, in each case for the benefit of the Borrower or a Subsidiary, in each case to the extent not otherwise prohibited by another Section of this Agreement,
(iv)    the Borrower and its Subsidiaries may enter into and take any action required or permitted under, and make any payment in respect of (a) shared services arrangements so long as such payments and transactions are in exchange for services actually provided to the Borrower or its Subsidiaries, (b) cost sharing, cooperation, research and development, or similar arrangements, and (c) the Tax Sharing Agreements,
(v)    the Borrower and its Subsidiaries may enter into transactions with Affiliates upon fair and reasonable terms not materially less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or its Subsidiaries,
(vi)    the Borrower and its Subsidiaries may (a) make any (i) Restricted Payment so long as the making of such Restricted Payment is not prohibited by Section 6.05 and (ii) investment in any Person that is an Affiliate of the Borrower solely as a result of the ownership of investments in such Person by the Borrower or any Subsidiary, (b) merge or consolidate or amalgamate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or dispose of (in one transaction or in a series of related transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, so long as such transaction is not prohibited by Section 6.03, (c) incur, assume or permit to exist Debt so long as such Debt is not prohibited by Section 6.01, and (d) create or permit to exist any Lien on any property so long as such Lien is not prohibited by Section 6.02,
(vii)    the Borrower and its Subsidiaries may issue securities, or make other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase capital stock of the Borrower or any Subsidiary pursuant to restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans, pension plans or similar plans or agreements or arrangements approved by the Board of Directors of the Borrower or such Subsidiary, or the compensation committee thereof,
(viii)    the Borrower and its Subsidiaries may make loans or advances to, or guaranties of third party loans to current or former employees, officers, directors, managers, consultants or advisors of the Borrower or any Subsidiary of the Borrower in the ordinary course of business, in an aggregate amount outstanding at any time not in excess of $10,000,000,
(ix)    the Borrower and its Subsidiaries may pay reasonable and customary compensation (including fees, benefits, bonuses, severance, change of control payments and incentive arrangements) to, and employee benefit arrangements (including retirement, health, stock option, split-dollar insurance policies, and other benefit plans), and indemnity, insurance or similar arrangements provided on behalf of current and former directors, managers, officers, employees, consultants and agents of the Borrower or any of its Subsidiaries, whether by charter, bylaw, statutory or contractual provisions,
(x)     the Borrower and its Subsidiaries may permit to exist and perform the obligations of the Borrower or such Subsidiary under the terms of any agreement to which the Borrower or any Subsidiary is a party as of or on the Effective Date, as these agreements may be amended, restated, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, restatement, modification, supplement, extension or renewal entered into after the Effective Date will be permitted to the extent that its terms, taken as a whole, are not more disadvantageous to the Lenders in any material respect, as determined in good faith by the Borrower, than the terms of the agreements in effect on the Effective Date,
(xi)     the Borrower and its Subsidiaries may permit to exist any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged with or into or consolidated with the Borrower or a Subsidiary, as these agreements may be amended, restated, modified, supplemented, extended or renewed from time to time (so long as any such amendment, restatement, modification, supplement, extension or renewal is not disadvantageous in any material respect to the Lenders, as determined in good faith by the Borrower, when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger) and provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation,
(xii)    this Section 6.06 shall not prohibit insurance transactions, cash management netting, reinsurance transactions among Affiliates, intercompany pooling, reinsurance transactions or retrocession transactions,
(xiii)    this Section 6.06 shall not prohibit any issuance or sale of Equity Interests to Affiliates of the Borrower and the granting of registration and other customary rights in connection therewith or any contribution to the capital stock of the Borrower or any Subsidiary,
(xiv)    this Section 6.06 shall not prohibit any transaction with an Affiliate where the only consideration paid by the Borrower or any Subsidiary is Equity Interests,
(xv)     this Section 6.06 shall not prohibit any transaction entered into by the Borrower, an Insurance Subsidiary, a Reinsurance Affiliate, a Special Purpose Subsidiary, a Fund, or any other Subsidiary that either (a) complies with the laws, rules and regulations of the Applicable Insurance Regulatory Authority or (b) has been approved to the extent required by applicable law, or not disapproved by, the Applicable Insurance Regulatory Authority,
(xvi)    this Section 6.06 shall not prohibit any transaction involving Margin Stock or any Permitted Transactions,
(xvii)    this Section 6.06 shall not prohibit any transaction with any Person who is not an Affiliate of the Borrower or of any Subsidiary immediately before the consummation of such transaction that becomes an Affiliate of the Borrower or of any Subsidiary as a result of such transaction,
(xviii)  this Section 6.06 shall not prohibit any purchases by the Borrower’s Affiliates of Debt of the Borrower or any of the Subsidiaries, the majority of which Debt is placed with Persons who are not Affiliates, and payments of principal and interest on such Debt,
(xvix) the payment of all fees, premiums, discounts, costs and expenses in connection with loans, letters of credit, unsecured notes, and any other Debt, in each case to the extent such loans, letters of credit, unsecured notes or other Debt is not prohibited under this Agreement,
(xx) transactions between the Borrower or any of the Subsidiaries and any Person that is an Affiliate solely because one or more of its directors or managers is also a director or manager of the Borrower or any Subsidiary,

(xxi) transactions in which the Borrower or any Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an independent financial advisor stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view,

(xxii) this Section 6.06 shall not restrict any transaction reasonably related to the implementation, administration, maintenance, or ongoing execution of AEL 2.0, including, but not limited to, the Brookfield strategic partnership, as AEL 2.0 is described in the Borrower’s public filed disclosure with the SEC from time to time,

(xxiii) (A) transactions with or by any Special Purpose Subsidiary or Fund owned, maintained or managed, directly or indirectly, by the Borrower or any Subsidiary in the ordinary course of business, and (B) investments in or by any Insurance Subsidiary, Reinsurance Affiliate, Special Purpose Subsidiary, Fund, joint venture or other Affiliate of the Borrower or any Subsidiary;

(xxiv) payment of trade payables, royalty payments and similar liabilities in the ordinary course of business,
(xxv) payments by the Borrower or any of its Subsidiaries to any Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures; and
(xxvi) payments, repurchases and transactions with any trust, special purpose entity or similar entity in connection with any trust securities, pre-capitalized trust securities or other similar arrangements, or any Debt issued in respect of any of the foregoing, including any issuance of, or payments, repurchases or transactions involving or related to, any Trust Securities or Trust Securities Notes.

SECTION 6.07.    Maximum Ratio of Debt to Capital. The Borrower shall not, as of the end of any Fiscal Quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), permit the ratio of (a) its Adjusted Consolidated Debt as of such Fiscal Quarter-end to (b) its Total Capitalization as of such Fiscal Quarter-end to be greater than 0.35 to 1.00.
SECTION 6.08.    Minimum Consolidated Net Worth. The Borrower shall not, as of the end of any Fiscal Quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), permit its Consolidated Net Worth to be less than the sum of (a) 70.0% of the Borrower’s Consolidated Net Worth as of the last day of the Fiscal Quarter ended most recently prior to the Effective Date, plus (b) 50.0% of the Borrower’s (positive) Consolidated operating income excluding notable items (calculated in accordance with the methodology most recently used to calculate operating income as set forth in the Borrower’s most recent publicly filed disclosure with the SEC from time to time after the Effective Date) for each Fiscal Quarter ending after the Effective Date for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) plus (c) 50.0% of the net cash proceeds received by the Borrower from all issuances of Equity Interests by the Borrower following the Fiscal Quarter ended immediately preceding the Effective Date; provided that the issuance and repurchase of Equity Interests by the Borrower in 2021, 2022, or 2023, or otherwise in connection with phase two of the Brookfield strategic partnership announced by the Borrower on October 18, 2020 shall in each case be excluded for all purposes under this Section 6.08.
SECTION 6.09.    Lines of Business. The Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any line or lines of business activity other than (a) those engaged in or proposed to be engaged in by any of them on the Effective Date, and any line or lines of business that are reasonably similar, ancillary, complementary or related to, synergistic with, incidental to, or a reasonable extension, development or expansion of, the line or lines of business in which the Borrower or any of its Subsidiaries are engaged or proposed to be engaged in on the Effective Date, (b) any other line or lines of business that, in the good faith judgment of the Borrower, constitutes a reasonable diversification of one or more lines of business in which the Borrower or any Subsidiary is engaged or proposes to be engaged in, and (c) such other line or lines of business to which the Administrative Agent may consent (such consent not to be unreasonably withheld, conditioned or delayed), it being understood that (i) such permitted lines of business under this Section 6.09 include, among other things, owning and operating insurance companies and reinsurance companies and providing other financial services (including banking and investment advisory services), reinsurance and reinsurance sidecars, third-party asset management services, non-U.S. operations, debt originations, leases, asset management, and investments in admitted assets, and (ii) the businesses of AE Capital, LLC., AERL, L.C., High Trestle Investment Management, LLC, American Equity Capital Trust II, NC Securities Holdco, LLC, and American Equity Investment Properties, L.C. are deemed to be related to the business of owning and operating life insurance companies.
ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay when due any interest on any Loan or any fee or other amount (except an amount referred to in clause (a) above) payable under any Credit Document, and such failure shall continue unremedied for a period of five Business Days;
(c)    any material representation, warranty or certification made or deemed made by or on behalf of the Borrower or any Material Subsidiary in or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, or in any certificate or document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.02(a), in Section 5.04 (as to maintenance of existence of the Borrower) or in Article VI;
(e)    the Borrower shall fail to observe or perform any provision of any Credit Document (other than those failures covered by clauses (a), (b), (c) and (d) of this Article VII) and such failure shall continue for 30 days after the delivery of written notice of such failure to the Borrower from the Administrative Agent;
(f)    the Borrower or any of its Material Subsidiaries, other than Reinsurance Subsidiaries, shall fail to make a payment or payments (whether of principal or interest and regardless of amount) in respect of any Material Debt (other than (i) Debt under the Credit Documents, and (ii) intercompany Debt) when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, in each case after giving effect to any applicable grace period with respect thereto and any notice requirements therefor, unless such failure to make such payment is cured or waived;
(g)    the Borrower or any of its Material Subsidiaries, other than Reinsurance Subsidiaries, shall default in the observance or performance of any material term of any Material Debt (other than (i) Debt under the Credit Documents, and (ii) intercompany Debt), and the requisite holders of such Material Debt have caused such Material Debt to become due and payable prior to its stated maturity (with all notices provided for therein having been given and all grace periods provided for therein having lapsed, such that no further notice or passage of time is required in order for such holders to exercise such right), and only if such default has not been cured or waived; provided that this clause (g) shall not apply to (1) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, (2) Debt that becomes due as a result of a notice of voluntary refinancing, exchange, or conversion thereof that is permitted thereunder, so long as such refinancing, exchange or conversion is consummated, or such notice is duly withdrawn, in accordance with the terms of such Debt, and (3) Debt held in whole or in part by any Lender or any of their respective affiliates (as such term is used in Regulation U of the Board) that becomes due or enables or permits the holders thereof to cause such Debt to become due solely as a result of a breach of terms governing the sale, pledge or disposal of Margin Stock or the use of proceeds thereof, and would cause this Agreement or any Loan to be subject to the margin requirements or any other restriction under Regulation U of the Board;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; provided that transactions permitted by Section 6.03 shall not constitute an Event of Default under this clause (h);
(i)    the Borrower or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any the Borrower or any of its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors; provided that transactions permitted by Section 6.03 shall not constitute an Event of Default under this clause (i);
(j)    the Borrower or any of its Material Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money, to the extent not covered by insurance, in an aggregate amount exceeding $150,000,000 after giving effect to any insurance, shall be rendered against the Borrower or any of its Material Subsidiaries and shall remain unpaid, unvacated, unbonded or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed pending appeal or settlement thereof;

(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    any Subsidiary Guarantee of a Material Subsidiary (or a group of Subsidiaries when taken together (as of the date of the latest audited consolidated financial statements for the Borrower and its consolidated Subsidiaries) would constitute a Material Subsidiary) ceases to be in full force and effect (except as contemplated by the terms of this Agreement, including Section 9.14, and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Material Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee (except as contemplated by the terms of this Agreement, including Section 9.14, and the Subsidiary Guarantees), and the Borrower fails to cause such Subsidiary Guarantor or Subsidiary Guarantors, as the case may be, to rescind such denial or disaffirmation within 30 days after the Borrower obtaining actual knowledge thereof;
(n)    a Change in Control shall occur; or
(o)    any material provision of any Credit Document to which the Borrower is a party after delivery thereof shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing;
then, and in every such event (except an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower.
ARTICLE VIII
The Administrative Agent
Section 8.01    Administrative Agent.
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
None of the Lenders identified in this Agreement as the “Syndication Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity and the Lead Arranger shall not have any right, power, obligation, liability, responsibility or duty under this Agreement in its capacity as such. Without limiting the foregoing, no such Lender shall have or be deemed to have a fiduciary relationship with any other Lender. Each Lender hereby makes the same acknowledgments with respect to each such Lender as it makes with respect to the Administrative Agent in the preceding paragraph.
Section 8.02    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 8.02(b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.02 and held in trust for the benefit of Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this Section 8.02(a) shall be conclusive, absent manifest error.
(b)    Without limiting the provisions of Section 8.02(a), each Payment Recipient (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error and mistake has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.02(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.02(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.02(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender, hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Credit Document with respect to any payment of principal, interest, fees, or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 8.02(a).
(d)    (i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with Section 8.02(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall be deemed to have waived any consents required under this Credit Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)    the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by Administrative Agent) and (y) may in the sole discretion of the Administrative Agent be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower or any Subsidiary Guarantor’s obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Loans that have been assigned to Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any Subsidiary Guarantor; provided that this Section 8.02 shall not be interpreted to increase (or accelerate the due date for) the obligations under the Credit Documents of the Borrower relative to the amount (and/or timing for payment) of such obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 8.02 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations under the Credit Documents (or any portion thereof).
SECTION 8.03    Certain ERISA Matters.
(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Subsidiary Guarantor, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Subsidiary Guarantor, none of the Administrative Agent, the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

ARTICLE IX
Miscellaneous
SECTION 9.01.    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:
(i)    if to the Borrower, to it at 6000 Westown Parkway, West Des Moines, Iowa 50266, Attention of Scott Peterson, Treasurer (Telephone No. (515) 471-3058; email address scott.peterson@american-equity.com);
(ii)    if to the Administrative Agent, to Citizens Bank, N.A., as Administrative Agent, 28 State Street, Boston, MA 02109, Attention of Harriette Batson (Telephone: 617-994-7062; Fax: 855-212-7546; Email: Harreitte.M.Batson@citizensbank.com); and
(iii)    if to any other Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire.
(b)    Notices and other communications to the Administrative Agent and the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to Section 5.01 and other procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Unless the Administrative Agent otherwise prescribes, subject to Section 5.01, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address, of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d)    Any party hereto may change its address, telephone number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(e)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on an Electronic System.
(f)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty or any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Credit Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
SECTION 9.02.    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Except as provided in Section 2.06(d), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan of any Lender or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of such Lender (it being understood that any change to the definition of a financial ratio or any change or amendment in connection with the replacement of Term SOFR or any other Benchmark Replacement (including any change or amendment to Section 2.18) shall not constitute a reduction under this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan of any Lender, or any interest thereon, or any fees payable hereunder to any Lender, or reduce the amount of, waive or excuse any such payment, without the written consent of such Lender (it being understood that any change to the definition of a financial ratio or any change or amendment in connection with the replacement of Term SOFR or any other Benchmark Replacement (including any change or amendment to Section 2.18) shall not constitute a postponement, reduction, waiver or excuse under this clause (iii)), (iv) change Section 2.15(c) in a manner that would alter the pro rata sharing of payments with respect to any Facility required thereby or make any changes to Section 2.15(b) , in each case, without the written consent of each Lender under such Facility directly and adversely affected thereby, (v) change any of the provisions of this Section or reduce the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of each Lender under such Facility; provided further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent, (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, error, omission, defect or inconsistency (as reasonably determined by the Borrower and the Administrative Agent) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (C) no consent of any Lender shall be required to add any party as a guarantor or to supplement, any guarantee or any related document. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, it being understood that this Agreement may be amended, restated, supplemented or otherwise modified solely with the consent of the parties prescribed by Section 2.06(d).
(c)    Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by (x) the Administrative Agent and the Lead Arranger, limited, in the case of legal fees, to the reasonable and documented out of pocket fees, charges and disbursements of one counsel for the Administrative Agent and the Lead Arranger in connection with the initial syndication of the credit facilities provided for herein incurred on or about the Effective Date and (y) the Administrative Agent associated with the preparation and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of one counsel for the Administrative Agent and the Lenders, taken as a whole (and, solely in the case of an actual or reasonably perceived conflict of interest (where the Persons affected by such conflict inform you of such conflict and thereafter retains its own counsel), one additional counsel for all similarly situated and affected Persons taken as a whole in each relevant material jurisdiction), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit

Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, if an Event of Default exists.
(b)    The Borrower shall indemnify the Administrative Agent, the Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (limited to one counsel for all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant material jurisdiction, and, solely in the case of an actual or reasonably perceived conflict of interest (where the Indemnitees affected by such conflict inform you of such conflict and thereafter retains its own counsel), one additional counsel for all similarly situated and affected Indemnitees taken as a whole in each relevant material jurisdiction), incurred by any Indemnitee arising out of, in connection with, or as a result of any of the following: (i) the execution or delivery of this Agreement, the other Credit Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee or any of such Indemnitee’s controlled Affiliates or any of its or their respective officers, directors, employees, agents, advisors or other representatives (in the case of agents, advisors and representatives, solely to the extent acting on such Indemnitee’s instruction or on its behalf), (y) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from a material breach of the obligations under the Credit Documents by such Indemnitee pursuant to a claim by the Borrower or (z) result from a dispute solely among Indemnitees (not arising as a result of any act or omission by the Borrower or any of its Subsidiaries) other than claims against the Administrative Agent or the Lead Arranger, each in its capacity as such, or in fulfilling its role as the Administrative Agent or the Lead Arranger. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Credit Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)    To the extent permitted by applicable law, the Administrative Agent, the Lead Arranger and the Lenders shall not assert, and hereby waive, any claim against the Borrower and its

Subsidiaries, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Credit Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this paragraph (e) shall limit the Borrower’s indemnity obligations under this Section 9.03 in respect of any claims made by third parties for any special, indirect, consequential or punitive damages that would otherwise be indemnifiable under clause (b) above.
(f)    All amounts due under this Section shall be payable not later than 30 days after written demand therefor; provided, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.
SECTION 9.04.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than Ineligible Institutions) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:
(A)    the Borrower (such consent not to be unreasonably withheld), provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender (other than a Defaulting Lender), an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee; and
(B)    the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or all or any portion of a Term Loan to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment or a Term Loan, as applicable, immediately prior to giving effect to such assignment.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning

Lender’s Commitment or Loans of any Class and under any facility, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and integral multiples of $1,000,000 in excess thereof unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 payable by the assignor or the assignee upon the effectiveness thereof; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more “credit contacts” to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Subsidiaries and affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.
For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the provisions of Sections 2.15 and 2.16 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant shall be subject to Section 2.15(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United

States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Credit Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require Administrative Agent to accept electronic signature counterparts in any form or format and (y) Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to any Credit Document and the parties hereto agree to promptly deliver such manually executed counterpart signature pages. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, Lead Arranger or any Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Credit Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(A)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(B)    THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(C)    THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(D)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) provided that such Affiliates and other Persons are not insurance companies, (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Credit Documents or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower; provided that such source is not bound by a confidentiality agreement with the Borrower known to the Administrative Agent or the applicable Lender, as applicable. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that (x) such source is not bound by a confidentiality agreement with the Borrower known to the Administrative Agent or the applicable Lender, as applicable, and (y) in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In the case of clauses (b) and (c), the disclosing party shall give notice of such disclosure to the Borrower (except in the case of bank examinations) to the extent not prohibited by any requirement of law or court order.
The Borrower consents to the publication by the Administrative Agent on or after the Effective Date (following the public disclosure thereof by the Borrower) of customary advertising material relating to this Agreement to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms limited to the name of the Borrower; the Administrative Agent, lead arranger and the Lenders; principal loan amounts; maturity; interest rates, margin, and spread adjustments; amortization and ticking fees; attorneys for the Borrower and for the Administrative Agent; and other information customarily found in such publications.
EACH OF THE ADMINISTRATIVE AGENT AND THE LENDERS ACKNOWLEDGE THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, UNLESS SPECIFICALLY PROHIBITED BY APPLICABLE LAW OR COURT ORDER, EACH OF THE ADMINISTRATIVE AGENT AND THE LENDERS AND EACH OF THEIR RESPECTIVE AFFILIATES SHALL, PRIOR TO DISCLOSURE THEREOF, NOTIFY THE BORROWER OF ANY REQUEST FOR DISCLOSURE OF ANY SUCH NON-PUBLIC INFORMATION BY ANY GOVERNMENTAL AUTHORITY OR REPRESENTATIVE THEREOF (OTHER THAN ANY SUCH REQUEST IN CONNECTION WITH AN EXAMINATION OF THE ADMINISTRATIVE AGENT, SUCH LENDER OR SUCH AFFILIATE BY SUCH GOVERNMENTAL AGENCY) OR PURSUANT TO LEGAL PROCESS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS SUBSIDIARIES AND AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this

Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14.    Release of Subsidiary Guarantors. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, a Subsidiary Guarantor shall automatically be released from its obligations under the Credit Documents, including its Subsidiary Guarantee, (a) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary, (b) upon termination of the aggregate Commitments and payment in full of all Loans (together with all interest and fees accrued and due in respect thereof, other than contingent indemnification obligations not yet due), (c) upon becoming an Excluded Subsidiary (in the case of any Subsidiary Guarantor that was voluntarily added by the Borrower in accordance with the last sentence of Section 5.12, without regard to clause (d) of such definition), and (d) on the date that such Subsidiary Guarantor (without regard to any Subsidiary Guarantor that was voluntarily added by the Borrower in accordance with the last sentence of Section 5.12) ceases to guarantee Debt of the Borrower or any Debt for borrowed money of any Subsidiary Guarantor (in each case other than intercompany Debt and Debt under the Credit Documents) in a principal amount in excess of $150,000,000. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, a Subsidiary Guarantor that is not a Material Subsidiary and that was voluntarily added as a Subsidiary Guarantor hereunder by the Borrower in accordance with the last sentence of Section 5.12 shall be released from its obligations under the Credit Documents, including its Subsidiary Guarantee, as of any date specified by the Borrower, so long as the Borrower delivers a certificate to the Administrative Agent certifying that, immediately after giving effect to such release, no Default or Event of Default is continuing or will result from such release, and the Borrower is in compliance on a pro forma basis with the financial covenants set forth in Sections 6.07 and 6.08 for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to the terms of this Agreement. In connection with any termination or release pursuant to this Section 9.14, the Administrative Agent shall execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination or release.
SECTION 9.15.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.
SECTION 9.16.    Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Borrower and the Lenders is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Credit Documents, irrespective of whether the Lenders have advised or are advising the Borrower on other matters, and the relationship between the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Lenders, on the one hand, and the Borrower, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor does the Borrower rely on, any fiduciary duty to the Borrower or its Affiliates on the part of the Lenders, (c) the Borrower is capable of evaluating and understanding, and the Borrower understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Credit Documents, (d) the Borrower has been advised that the Lenders are engaged in a broad range of transactions that may involve interests that differ from the Borrower’s interests and that the Lenders have no obligation to disclose such interests and transactions to the Borrower, (e) the Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent the Borrower has deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Credit Documents, (f) each Lender has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any of its Affiliates or any other Person, (g) none of the Lenders has any obligation to the Borrower or its Affiliates with respect to the transactions contemplated by this Agreement or the other Credit Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Lender and the Borrower or any such Affiliate and (h) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
SECTION 9.17.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
SECTION 9.18.    Acknowledgement Regarding Any Supported QFCs.
(a)    To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported

QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(c)As used in this Section 9.18, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, as Borrower

By:	/s/ Scott Peterson
	Name:	Scott Peterson
	Title:	Treasurer
[Signature Page to Credit Agreement]

CITIZENS BANK, N.A., individually and as Administrative Agent

By:	/s/ Donald A. Wright
	Name:	Donald A. Wright
	Title:	SVP

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Hector J. Varona
	Name:	Hector J. Varona
	Title:	Executive Director

[Signature Page to Credit Agreement]

Royal Bank of Canada, as a Lender

/s/ Kevin Bemben
Name:	Kevin Bemben
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kyle Rinderle
	Name:	Kyle Rinderle
	Title:	Assistant Vice President

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Robert Chesley
	Name:	Robert Chesley
	Title:	Vice President & Managing Director

[Signature Page to Credit Agreement]

PNC Bank, National Association as a Lender

By:	/s/ Paul Gleason
	Name:	Paul Gleason
	Title:	Vice President

[Signature Page to Credit Agreement]

Schedule 2.01

Commitments

Term Commitments

Term Lender	Term Commitment
Citizens Bank, N.A.	$65,000,000
JPMorgan Chase Bank, N.A.	$52,500,000
Royal Bank of Canada	$52,500,000
U.S. Bank National Association	$52,500,000
Citibank, N.A.	$38,750,000
PNC Bank, National Association	$38,750,000
Total	$300,000,000

Schedule 3.07
Borrower’s Subsidiaries

Subsidiary	State of Incorporation	Material Subsidiary?
American Equity Investment Life Insurance Company	Iowa	Yes
American Equity Investment Life Insurance Company of New York	New York	No
Eagle Life Insurance Company	Iowa	No
AE Capital, LLC	Iowa	No
American Equity Investment Properties, L.C.	Iowa	No
American Equity Capital Trust II	Delaware	No
AERL, L.C.	Iowa	No
High Trestle Investment Management, LLC	Iowa	No
AEL RE Vermont, Inc.	Vermont	No
AEL Re Bermuda Ltd.	Bermuda	No
NC Securities Holdco, LLC	North Carolina	No
Residential Investment Trust	Delaware	No
Residential Investment Trust II	Delaware	No
Residential Investment Trust III	Delaware	No
Residential Investment Trust IV	Delaware	No
Residential Investment Trust V	Delaware	No

Schedule 6.01
Existing Debt

None.

Schedule 6.02
Existing Liens
American Equity Investment Life Holding Company
None.
American Equity Investment Life Insurance Company
1.Security interest in favor of Xerox Financial Services in respect of certain equipment
2.Security interest in favor of CPI Telecommunications in respect of certain equipment
3.Security interest in favor of CPI Telecom in respect of certain equipment
4.Security interest in favor of Dell Financial Services in respect of certain equipment
5.Security interest in favor of Federal Home Loan Bank of Des Moines in respect of (a) Federal Home Loan Bank of Des Moines stock, (b) Deposit Accounts maintained with the Secured Party, and (c) Collateral delivered to the Secured Party or its designated agent by the Debtor, and all proceeds and products thereof, pursuant to that certain Advances, Pledge and Security Agreement, dated as of September 1, 2021, between American Equity Investment Life Insurance Company and Federal Home Loan Bank of Des Moines.

EXHIBIT A

ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:        ________________________________

                ______________________________

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

2.    Assignee[s]:        ______________________________

                ______________________________
    [Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.    Borrower:        American Equity Investment Life Holding Company

4.    Administrative Agent:     Citizens Bank, N.A., as the administrative agent under the Credit Agreement

5.    Credit Agreement:    The Credit Agreement dated as of February 15, 2022 among American Equity Investment Life Holding Company, as Borrower, the Lenders from time to time party thereto, and Citizens Bank, N.A., as Administrative Agent

6.     Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[89]	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:        ______________]11

[Page break]

5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Term Commitment,” “Term Loans,” etc.).
8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Cannot be less than $5,000,000 and integral multiples of $1,000,000 in excess thereof, unless the assignment is to a Lender, Affiliate, Approved Fund or for the entire remaining amount of the Assignor’s commitment or Loan of any class.
10 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
11 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire12 in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or its respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]13
[NAME OF ASSIGNOR]

By:______________________________
Title:

[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE[S]14
[NAME OF ASSIGNEE]

By:______________________________
Title:

[NAME OF ASSIGNEE]

By:______________________________
Title:

12 An Administrative Questionnaire is not required if assignee is a Lender.
13 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
14 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and] Accepted: [15]

CITIZENS BANK, N.A., as Administrative Agent

By:
Title:

[Consented to:][16]

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Title:

15     To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
16     To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

        1.    Representations and Warranties.

        1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

        1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements, if any, specified in the Credit Agreement that required to be satisfied by it in order to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder)17, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Non-U.S. Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

        2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts
17 By confirming that it meets all the requirements to be an assignee under Section 9.04, the assignee is also confirming that it is not an Ineligible Institution.
1

which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

        3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.
2

EXHIBIT B

FORM OF BORROWING NOTICE
______________, 20__
To:    Citizens Bank, N.A., as Administrative Agent
    28 State Street
    Boston, MA 02109
    Attention: Harriette Batson
    Telephone: 617-994-7062
    Fax: 855-212-7546
    Email: Harreitte.M.Batson@citizensbank.com

The undersigned, American Equity Investment Life Holding Company (the “Borrower”), refers to the Credit Agreement, dated as of February 15, 2022 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Citizens Bank, N.A., as Administrative Agent. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement. The Borrower hereby irrevocably requests a Borrowing, pursuant to Section 2.03 of the Credit Agreement, as follows:
(i)    The aggregate principal amount of the requested Borrowing is $________.
(ii)    The [Government Securities]18 Business Day on which the Borrower requests the Borrowing to be made is ___________________, 20__.
(iii)    The requested Borrowing is a[n] [SOFR] [ABR] Borrowing.
(iv)    If a SOFR Borrowing, the Interest Period for the requested Borrowing is ____ [one, three or six] months.
(v)    The requested Borrowing shall be funded to Borrower’s account no. ____________________, located at ____________________.

Very truly yours,

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Name:
Title:

18 In the case of a SOFR Borrowing

EXHIBIT C-1

TERM NOTE

$___,000,000	[ ], 2022

American Equity Investment Life Holding Company, an Iowa corporation (the “Borrower”), promises to pay ________________ or its registered assigns (the “Lender”) the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds at the main office of Citizens Bank, N.A. in New York, New York, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Term Loans in full on the Term Maturity Date.
The Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each Term Loan and the date and amount of each principal payment hereunder.
This Term Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of February 15, 2022 (which, as it may be amended, restated, amended and restated or modified and in effect from time to time, is herein called the “Credit Agreement”), among the Borrower, the lenders party thereto, including the Lender, and Citizens Bank, N.A., as Administrative Agent; reference to the Credit Agreement is hereby made for a statement of the terms and conditions governing this Term Note, including the terms and conditions under which this Term Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.
This Term Note is to be governed by and construed and enforced in accordance with the laws of the State of New York.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Term Note by its duly authorized officer.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Name:
Title:

2

EXHIBIT D-1

FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of February 15, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Equity Investment Life Holding Company, each Lender from time to time party thereto and Citizens Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.14(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments under any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or any applicable successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: _____________________ __, 20[ ]

EXHIBIT D-2
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of February 15, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Equity Investment Life Holding Company, each Lender from time to time party thereto and Citizens Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.14(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments under any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or any applicable successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _____________________ __, 20[ ]

EXHIBIT D-3

FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of February 15, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Equity Investment Life Holding Company, each Lender from time to time party thereto and Citizens Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.14(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments under any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.
The undersigned has furnished its participating Lender with IRS Form W-8IMY (or any applicable successor form) accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners: an IRS Form W-8BEN, or IRS Form W-8BEN-E or IRS Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _____________________ __, 20[ ]

EXHIBIT D-4

FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of February 15, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Equity Investment Life Holding Company, each Lender from time to time party thereto and Citizens Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.14(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments under any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY (or any applicable successor form) accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners: an IRS Form W-8BEN, or IRS Form W-8BEN-E IRS Form W-8IMY, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: _____________________ __, 20[ ]

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE
___________________, 20__
For fiscal period ended ___________________, 20__
Reference is made to the Credit Agreement, dated as of February 15, 2022 (the “Credit Agreement”), among American Equity Investment Life Holding Company (the “Borrower”), the Lenders from time to time party thereto and Citizens Bank, N.A., as Administrative Agent. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby certifies, in his or her capacity as a Financial Officer of the Borrower, as follows:
(i)    [Enclosed herewith is a copy of the [annual audited/quarterly] financial statements of the Borrower as at ___________________ (the “Computation Date”), which statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a Consolidated basis as of the Computation Date in accordance with GAAP[, subject to the absence of footnotes and year-end audit adjustments]19.]20
(ii)    No Default has occurred and is continuing as of the date of this Certificate [or if a Default has occurred and is continuing, specify the details of the Default and any action taken or proposed to be taken with respect thereto].
(iii)    The computations set forth on the schedule attached hereto correspond to the ratios and/or financial restrictions contained in Sections 6.07 and 6.08 of the Credit Agreement and such computations are true and correct as at the Computation Date.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Print Name:
Title:

19 Include this bracketed language for delivery of quarterly financial statements.
20 Optional; Borrower is not required to deliver copies of financial statements that are publicly filed.

Schedule to Compliance Certificate
Dated as of __________________*

A. Section 6.07 – Maximum Ratio of Debt to Capital
1. Adjusted Consolidated Debt	$__________
2. Total Capitalization	$__________
3. Ratio of (1) to (2)	______ to 1
4. Maximum allowed	0.35 to 1.00
5. In Compliance:	Yes/No
B. Section 6.08 – Minimum Consolidated Net Worth
1. Consolidated Net Worth	$__________
2. Consolidated Net Worth as of December 31, 2021	$__________
3. Item (2) multiplied by 70%	$__________
4. (positive) Consolidated operating income excluding notable items[21] for each Fiscal Quarter ending after the Effective Date for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) of the Credit Agreement
$__________
5. Item (4) multiplied by 50%	$__________
6. net cash proceeds received by the Borrower from all issuances of Equity Interests by the Borrower following the Fiscal Quarter ended immediately preceding the Effective Date[22]	$__________
7. Item (6) multiplied by 50%	$__________
Minimum Consolidated Net Worth: 8. Sum of (3), (5) and (7)	$__________
9. In Compliance (is (1) ≥ (8)?):	Yes/No

* The descriptions of the calculations set forth in this certificate are sometimes abbreviated for simplicity, but are qualified in their entirety by reference to the full text of the calculations provided in the Credit Agreement.
21 Calculated in accordance with the methodology most recently used to calculate operating income as set forth in the Borrower’s most recent publicly filed disclosure with the SEC from time to time after the Effective Date
22 The issuance and repurchase of Equity Interests by the Borrower in 2021, 2022, or 2023, or otherwise in connection with phase two of the Brookfield strategic partnership announced by the Borrower on October 18, 2020 shall in each case be excluded.